UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

VICTORIA’S SECRET & CO.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VICTORIA'S

2026
PROXY STATEMENT

VICTORIA'S SECRET & CO.

Victoria’s Secret & Co. is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, sleepwear, apparel, sport and swim as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and PINK, that strive to inspire confidence, spark joy and celebrate sexy. Additionally, Adore Me, our digital intimates brand serves women across budgets and lifestyles. We are committed to empowering our more than 30,000 associates across a global footprint of 1,420 retail stores in approximately 70 countries.

Victoria’s Secret

The Victoria’s Secret brand is a global leader in women’s intimate apparel, renowned for its innovative, fashion-inspired collections including signature bras, panties, lingerie, sleepwear, swim, lounge and sport, as well as award-winning prestige fragrances and body care. Victoria’s Secret is a sexy, glamorous and luxurious brand for women around the world.

PINK

PINK is a playful, bold and irreverent lifestyle brand for young women. PINK brings vibrant color, fun designs, and feel-good fashion to every mood and moment. From PINK icons to everyday essentials, we offer apparel, sleepwear, intimates, swim, beauty and accessories.

Letter from Our

CHIEF EXECUTIVE OFFICER

To Our Valued Stockholders,

I joined Victoria’s Secret because I saw one of the most compelling transformation opportunities in retail. To capture that opportunity, we outlined a clear roadmap for the business. Our Path to Potential strategy is built on four pillars: supercharging our bra authority, recommitting to PINK, fueling growth in Beauty, and evolving our brand projection and go-to-market strategy.

Throughout the year, we executed with focus and discipline. We built a leadership team aligned around a clear direction and recentered the organization on what matters most: creating emotionally compelling products, building brand heat and deepening customer connection.

While still early in our transformation, the progress to date is evident. We delivered a standout year, returning to growth mode with full-year comparable sales up 5%, demonstrating the strength of our business across brands, channels and geographies. We reasserted our leadership in Bras, restoring the category to growth for the first time in four years; reignited PINK, delivering its strongest growth year in a decade; and steadily grew our nearly $1 billion Beauty business.

Path to Potential: Our Strategy is Delivering Results

• Supercharging our Bra Authority

Over the past year, we put Bras back at the center of the Victoria’s Secret brand, focusing on our core franchises while delivering a steady stream of product newness. We paired product innovation with bold digital storytelling and differentiated in-store experiences. At the same time, we reduced promotions and increased regular-price selling. These efforts returned the Victoria’s Secret brand’s Bra business to annual growth for the first time since 2021 and fueled momentum across adjacent categories including Panties and Sleep.

• Recommitting to PINK

We have clarified PINK’s positioning as a digitally and socially driven lifestyle brand for 18- to 24-year-olds. One year into our Path to Potential strategy, PINK stands on firmer footing with stronger brand definition, rising awareness and renewed affinity. This progress is translating into results, as PINK delivered its strongest growth year in a decade.

• Fueling Growth in Beauty

In Beauty, fine fragrance is a key differentiator, led by our award-winning Bombshell franchise. Anchored in core assortments and a steady cadence of innovation across mists and fragrance, the business has delivered another year of growth. Looking ahead, we are positioning Beauty for acceleration by investing in our capabilities, strengthening our innovation pipeline and applying a faster, more agile operating model.

• Evolving our Brand Projection & Go-To-Market Strategy

We’ve clarified each brand’s positioning and introduced a new era of sexy, creating a sharper lens for product, marketing and cultural engagement. We shifted investment toward digital and social platforms and leaned into bold, entertainment-led creative that extended the halo of our largest brand moments. As a result, our customer file is growing, brand relevance and purchase consideration are at multi-year highs, and our app, now driving approximately one-third of digital sales, continues to deepen engagement. With clearer positioning and a modernized go-to-market model, we see a definitive path to sustained market share gains and lasting, profitable growth for shareholders.

VS&Co | 2026 PROXY STATEMENT

LETTER TO STOCKHOLDERS

Our Iconic Fashion Show and the

New Era of Sexy

The 2025 Victoria’s Secret Fashion Show was a defining moment, reestablishing our brands at the center of the cultural conversation and signaling a new era of sexy. It was a powerful expression of who we are today, blending pop culture, global music and iconic talent with product innovation and high-emotion storytelling. The show exceeded expectations, generating significant engagement, new customer acquisition and strong demand as several key shoppable styles sold out.

The Fashion Show also marked a meaningful evolution in our brand positioning. Today, sexy is not a single standard—it is a feeling of confidence and authenticity, and it’s defined on her own terms. That clarity is guiding how we execute our Path to Potential strategy. As we bring together great product, powerful storytelling and an elevated experience, our customers respond. This formula fueled our progress in 2025 and will continue to position Victoria’s Secret for sustained long-term growth.

Looking Ahead with Confidence

We delivered an exceptional 2025, with noticeable acceleration in the back half of the year driven by our Path to Potential strategy. We enter 2026 from a position of strength, grounded in disciplined operations, renewed brand strength and a clear strategic direction. The progress is real, the momentum is building and the opportunity ahead is significant.

What gives me the greatest confidence is the way our teams and customers are responding. As I visit our stores across the U.S. and internationally, I see firsthand the passion of our associates and the power of our brands. We are listening closely, moving quickly and applying real-time insights to bring compelling products to market with greater impact.

Thank you for your continued support and confidence in Victoria’s Secret & Co. We are energized by the path ahead and confident in our ability to deliver sustainable, profitable growth for our shareholders.

Sincerely,

Hillary Super

Chief Executive Officer

May 1, 2026

While still early in our transformation, the progress to date is evident. We delivered a standout year, returning to growth mode with full-year comparable sales up 5%, demonstrating the strength of our business across brands, channels and geographies.

VS&Co | 2026 PROXY STATEMENT

Letter from the

CHAIR OF OUR BOARD

Dear Fellow Stockholders,

Since the Board announced Hillary Super’s appointment as CEO in August 2024, the Company has made meaningful progress strengthening our brands and building a strong foundation for long-term value creation. I am pleased to share our perspectives and reaffirm our confidence in our strategic direction under Hillary and her team.

At the beginning of 2025, the Company introduced its Path to Potential strategy. Since then, the Board has worked closely with management as we execute against our strategic pillars and is encouraged by the strong results, enhanced brand relevance and strengthened customer engagement.

Path to Potential Generating Results

Execution of the Path to Potential strategy yielded strong results in 2025. On March 5, the Company reported fiscal 2025 results that exceeded top- and bottom-line guidance, demonstrating the strength of the business across brands, channels, and geographies.

In 2025, VS&Co delivered 5% year-over-year net sales growth, adjusted operating income of $403 million and adjusted earnings per diluted share of $3.00, both up considerably to last year despite significant tariff pressure, driven by meaningful acceleration throughout the second half of the year.

These results reflect growing brand momentum, deeper customer engagement and stronger performance across the Company’s core categories as the leadership team executes against its strategic priorities.

Delivering Value for Stockholders

The Board’s focus remains on ensuring VS&Co is positioned to deliver sustained growth and long-term stockholder value. Since the Board appointed Hillary as CEO, the Company has delivered total shareholder returns of 160%, outperforming the S&P 1500 Specialty Retail Index by 147% and the peers used by research analysts by 157%.[1] We believe this performance reflects growing confidence in the Company’s strategy and the progress being made under the leadership team.

Looking Ahead

While we recognize the dynamic nature of the macroeconomic environment, the Board remains confident in the Company’s direction and leadership’s ability to read and respond.

With our aligned and disciplined leadership team; a differentiated strategic focus on core iconic Victoria’s Secret and PINK franchises; a steady stream of newness and innovation; bold, entertainment led creative; and deepened customer engagement as our associates, stores and digital strengths drive emotion over promotion, we are well positioned to build on our momentum.

On behalf of the Board of Directors, thank you for your continued support and investment in VS&Co. We look forward to capitalizing on the opportunities ahead as the Company continues to unlock the full potential of its iconic brands.

Sincerely,

Donna James

Chair of the Board

May 1, 2026

(1) As of April 15, 2026. See Appendix A for shareholder returns data source information.

VS&Co | 2026 PROXY STATEMENT

Victoria’s Secret & Co.

Notice of Annual Meeting of
Stockholders

To Our Stockholders:

Notice is hereby given that the 2026 Annual Meeting of Stockholders of Victoria’s Secret & Co. (“VS&Co”) will be held virtually via live audio webcast on Thursday, June 11, 2026, at 8:30 a.m. Eastern Time. Stockholders may participate in, vote, and submit questions during the 2026 Annual Meeting online at www.proxydocs.com/VSCO. At the meeting, stockholders will be asked to vote on the following proposals:

To elect ten directors to serve until the 2027 annual meeting of stockholders;	Date and Time Thursday, June 11, 2026 8:30 a.m. Eastern Time
To approve, on an advisory basis, the compensation of our named executive officers;	Location Live audio webcast: www.proxydocs.com/VSCO
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026; and
Record Date April 15, 2026
To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.	Voting Recommendation The Board unanimously recommends voting “FOR” each of these proposals.

Each of these proposals is described more fully in the accompanying Proxy Statement. Only holders of record of VS&Co common stock at the close of business on April 15, 2026 are entitled to notice of, and to vote at, the 2026 Annual Meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders Meeting to be held on June 11, 2026

We will be utilizing Securities and Exchange Commission (“SEC”) rules that allow us to make the Proxy Statement, our Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. Rather than mailing stockholders a paper copy of our proxy materials, on or about May 1, 2026, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain online access, free of charge, to our proxy materials. This notice will also include information on how to request a printed or emailed set of proxy materials. The Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and the Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

VS&Co | 2026 PROXY STATEMENT

How to Vote Your Shares

Your vote is important. Please read the accompanying Proxy Statement and vote right away using any of the following methods:

Stockholders of Record

Vote by Internet at www.proxydocs.com/VSCO

Vote by Telephone at 1-866-977-5067

Vote by Mail by signing and returning your proxy card

(If you received a Notice of Internet Availability of Proxy Materials, you will first need to request a printed set of proxy materials to vote using this method.)

Beneficial Stockholders

If you are a beneficial owner, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Your vote is important. Please read the

accompanying Proxy

Statement and vote right away.

Attending the Meeting

In an effort to encourage all of our stockholders to attend the 2026 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2026 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2026 Annual Meeting in person.

To participate in the 2026 Annual Meeting, please visit www.proxydocs.com/VSCO. In order to attend, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you access to the meeting and to vote and submit questions during the meeting.

Stockholders will be able to listen, vote, examine our stockholders list, and submit questions during the virtual meeting. Whether or not you plan to attend the 2026 Annual Meeting, please vote your shares as soon as possible to ensure they are represented at the meeting.

By Order of the Board of Directors,

Donna James Chair of the Board May 1, 2026

VS&Co | 2026 PROXY STATEMENT

Safe harbor statement

Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our goals, intentions, beliefs and expectations. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” or the negative of these words and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

• general economic conditions, inflation and changes in consumer confidence and consumer spending patterns;

• market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

• uncertainty in the global trade environment, including the imposition or threatened imposition of tariffs or other trade policies;

• our ability to successfully implement our strategic plan;

• difficulties arising from changes and turnover in company leadership or other key positions;

• our ability to attract, develop and retain qualified associates and manage labor-related costs;

• our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;

• our ability to successfully operate and expand internationally and related risks;

• the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;

• our ability to successfully operate and grow our direct channel business;

• our ability to protect our reputation and the image and value of our brands;

• our ability to attract customers with marketing, advertising and promotional programs;

• the highly competitive nature of the retail industry and the segments in which we operate;

• consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise and product lines successfully;

• our ability to integrate acquired businesses and realize the benefits and synergies sought with such acquisitions;

• our ability to incorporate artificial intelligence and other emerging technologies into our business operations successfully and ethically while effectively managing the associated risks;

VS&Co | 2026 PROXY STATEMENT

• our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:

▪ political instability and geopolitical conflicts;

▪ environmental hazards and natural disasters;

▪ significant health hazards and pandemics;

▪ delays or disruptions in shipping and transportation and related pricing impacts;

▪ foreign currency exchange rate fluctuations; and

▪ disruption due to labor disputes;

• our geographic concentration of production and distribution facilities in Southeast Asia and central Ohio;

• the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

• fluctuations in freight, product input and energy costs;

• our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;

• our ability to maintain the security and privacy of customer, associate, third-party and company information;

• stock price volatility;

• shareholder activism matters;

• our ability to maintain our credit ratings;

• our ability to comply with legal and regulatory requirements; and

• legal, tax, trade and other regulatory matters.

All forward-looking statements are made only as of the date of this Proxy Statement. Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Proxy Statement to reflect circumstances existing after the date of this Proxy Statement or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 20, 2026.

References

“VS&Co,” “we,” “us,” “our,” and the “Company” refers to Victoria’s Secret & Co. together with its subsidiaries unless the context otherwise requires. Our fiscal year ends on the Saturday nearest to January 31. As used herein, “2025” and “fiscal 2025” refer to the 52-week period ended January 31, 2026, “2024” and “fiscal 2024” refer to the 52-week period ended February 1, 2025, “2023” and “fiscal 2023” refer to the 53-week period ended February 3, 2024, “2022” and “fiscal 2022” refer to the 52-week period ended January 28, 2023, and “2021” and “fiscal 2021” refer to the 52-week period ended January 29, 2022.

Incorporation by Reference

Neither the Compensation Committee Report nor the Report of the Audit Committee shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, this Proxy Statement includes website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

Non-GAAP Financial Measures

In addition to our results provided in accordance with U.S. generally accepted accounting principles (“GAAP”), this Proxy Statement provides non-GAAP financial measures that present gross profit, general, administrative, and store operating expenses, operating income, net income per diluted share and free cash flow in fiscal 2025 and fiscal 2024 on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead,

VS&Co | 2026 PROXY STATEMENT

we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. Please see Appendix A of this Proxy Statement for additional detail regarding these non-GAAP financial measures and a reconciliation between each non-GAAP financial measure and the most directly comparable GAAP financial measure.

VS&Co | 2026 PROXY STATEMENT

Table of

Contents

1
Proxy Summary

9
Proposal One: Election of Directors

10	Director Nominees

20
Corporate Governance
20	Role of the Board
22	Board of Directors
27	Board Policies and Practices
31	Board Committees
34	Corporate Governance Policies and Practices
35	Related Party Transactions
35	Stockholder Engagement
37
Environmental and Social Sustainability

38
Human Capital Management
40
Director Compensation

42
Compensation Discussion and Analysis
47	Compensation Governance Processes
49	NEO Compensation Components
56	Compensation Governance
57	Compensation Committee Report
58	Executive Compensation Tables
67	CEO Pay Ratio
68	Pay Versus Performance

72
Proposal Two: Advisory Approval of Compensation of Named Executive Officers

73
Beneficial Ownership of Shares
75
Audit Committee Matters
76
Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm
78
Stockholder Proposals for the 2027 Annual Meeting
79
Questions and Answers

VS&Co | 2026 PROXY STATEMENT

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information you should consider. We urge you to read the entire Proxy Statement carefully before voting.

Proxy Statement

This Proxy Statement is furnished to stockholders of Victoria’s Secret & Co. in connection with the solicitation of proxies by the VS&Co Board of Directors (the “Board”) for use at the annual meeting of VS&Co stockholders to be held on June 11, 2026 (the “2026 Annual Meeting”) and any adjournments or postponements thereof. This Proxy Statement is dated as of May 1, 2026 and is first being sent or otherwise made available to stockholders of record on or about May 1, 2026.

The Notice of Internet Availability of Proxy Materials (the “Notice”) directs stockholders to a website where they can access our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Stockholders, and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (the “2025 Annual Report”). This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the 2025 Annual Report are available at www.proxydocs.com/VSCO. If you would prefer to receive a printed or electronic set of our proxy materials, please follow the instructions set forth in the Notice.

The SEC allows us to deliver a single copy of the Notice or other proxy materials to multiple stockholders who share the same last name and mailing address, unless those stockholders instruct us otherwise. We intend to use this delivery method, known as “householding,” in order to reduce the expense and environmental impact of mailing proxy materials. You can receive a separate copy of the Notice or other proxy materials, without charge, by written request to our transfer agent, Equiniti Trust Company, LLC (“EQ”), by mail to EQ, 28 Liberty Street, Floor 53, New York, NY 10005, by email to helpAST@equiniti.com, or by calling EQ at (800) 937-5449. If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions provided by your bank, broker, or other nominee. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions provided by your bank, broker, or other nominee.

How to Attend the Annual Meeting

The 2026 Annual Meeting will be held virtually via live audio webcast on Thursday, June 11, 2026 at 8:30 a.m. Eastern Time. Stockholders will not be able to attend the 2026 Annual Meeting in person. To participate in the 2026 Annual Meeting, please visit www.proxydocs.com/VSCO and register in advance using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

During the virtual meeting, stockholders will be able to submit questions and make written statements using the meeting portal until the meeting is closed for questions. In addition, stockholders can submit questions and provide written statements in advance of the meeting when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using their 12 digit control number. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2026 Annual Meeting is adjourned, we will hold a live audio webcast questions and answers (“Q&A”) session and address questions and comments of a general nature. This Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal. During the Q&A session of the meeting, we intend to answer questions as they come in and address those asked in advance, to the extent time permits.

VS&Co | 2026 PROXY STATEMENT	1

PROXY SUMMARY

How to Vote Your Shares

Even if you plan to virtually attend the 2026 Annual Meeting, please vote your shares as soon as possible to ensure they are properly represented at the meeting. Each share of VS&Co common stock entitles the holder thereof to one vote. Stockholders of record at the close of business on April 15, 2026 (the “Record Date”) can vote at the 2026 Annual Meeting online at www.proxydocs.com/VSCO, by telephone at 1-866-977-5067, or by signing and returning your proxy card. If you did not receive a proxy card, you may request one by following the instructions on the Notice. If you are a beneficial stockholder, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Proposals to be Voted On

Your vote is very important. Please cast your vote on all proposals promptly to ensure that your shares are represented at the 2026 Annual Meeting.

Proposal	Board Recommendation	For More Information

1. Election of Ten Directors	FOR all nominees	Page 9

2. Advisory Vote on Executive Compensation	FOR	Page 72

3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	Page 76

We do not know of any other matters that will be considered at the 2026 Annual Meeting. In connection with providing a valid proxy to vote your shares at the meeting, you are also instructing the Company-designated proxy holders to vote your shares on any other proposals not described in this Proxy Statement that may properly come before the meeting in the discretion of such proxy holders and in accordance with the recommendations of the Board.

The order of business of the 2026 Annual Meeting and all matters relating to the manner of conducting the meeting will be determined by the chair of the meeting. The 2026 Annual Meeting will be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders.

2	VS&Co | 2026 PROXY STATEMENT

PROXY SUMMARY

Board of Directors Nominees

The following table provides key information about each of our director nominees. Our Board believes that the following nominees as a collective group have the skills, experience, character, and backgrounds to provide effective oversight of VS&Co and shepherd long-term sustainable growth and value for our stockholders. The Board recommends a vote “FOR” each of the director nominees presented in this Proxy Statement.

Name	Occupation	Independent	Director Since	Leadership or Expertise Role(1), (2)	Committee Membership(1)
Donna James	President and CEO, Lardon & Associates LLC	Yes	2021	Chair of the Board; Financial Expert	Audit and NomGov
Irene Chang Britt	Former President and Divisional CEO, Pepperidge Farm	Yes	2021	Chair of HCCC	Audit and HCCC
Sarah Davis	Former President, Loblaw Companies Limited	Yes	2021	Chair of Audit; Financial Expert	Audit and NomGov
Jacqueline Hernández	Founder and CEO, New Majority Ready	Yes	2021	—	HCCC and NomGov
Rod Little	CEO, Edgewell Personal Care Company	Yes	2023	—	HCCC
David McCreight	Former Interim CEO, CarMax, Inc.	Yes	2025	—	Audit and NomGov
Mariam Naficy	Founder and Executive Chairman, Minted	Yes	2022	—	NomGov
Lauren Peters	Former Chief Financial Officer, Foot Locker, Inc.	Yes	2021	Financial Expert	Audit and HCCC
Anne Sheehan	Former Chair of Investor Advisory Committee, SEC	Yes	2021	Chair of NomGov	HCCC and NomGov
Hillary Super	CEO, Victoria’s Secret & Co.	No	2024	CEO of VS&Co	—

(1) Audit: Audit Committee

HCCC: Human Capital and Compensation Committee

NomGov: Nominating and Governance Committee

(2) Financial Expert: Members of the Audit Committee who the Board has determined qualify as an “audit committee financial expert” under SEC rules.

Company Overview

Victoria’s Secret & Co. is a specialty retailer of women’s intimates and other apparel and beauty products marketed under the Victoria’s Secret, PINK and Adore Me brand names. We have approximately 860 stores in the United States, Canada and China, as well as our own websites, www.VictoriasSecret.com, www.PINK.com, www.AdoreMe.com and www.DailyLook.com, and other digital channels worldwide. Additionally, we have more than 560 stores in approximately 70 countries operating under franchise, license and wholesale arrangements. VS&Co also includes the merchandise sourcing and production function serving us and our international partners. We operate as a single segment designed to seamlessly serve customers worldwide through stores and digital channels.

Our business operates two market-leading intimate apparel brands, Victoria’s Secret and PINK, complemented by an industry-leading beauty business. Victoria’s Secret and PINK strive to inspire confidence, spark joy and celebrate sexy. Additionally, Adore Me, our digitally-native intimates brand serves women across budgets and lifestyles. We offer a range of products including signature bras, panties, lingerie, sleepwear, apparel, sport and swim, as well as prestige fragrances and body care.

VS&Co | 2026 PROXY STATEMENT	3

PROXY SUMMARY

Brands

The Victoria’s Secret brand is a global leader in women’s intimate apparel, renowned for its innovative, fashion-inspired collections including signature bras, panties, lingerie, sleepwear, swim, lounge and sport, as well as award-winning prestige fragrances and body care. Victoria’s Secret is a sexy, glamorous and luxurious brand for women around the world.

PINK is a playful, bold and irreverent lifestyle brand for young women. PINK brings vibrant color, fun designs, and feel-good fashion to every mood and moment. From PINK icons to everyday essentials, we offer apparel, sleepwear, intimates, swim, beauty and accessories.

Adore Me is a direct-to-consumer lingerie and apparel brand focused on serving women across budgets and phases of life. DailyLook, acquired through the Adore Me transaction, operates as a digitally based, premium subscription styling service for women’s apparel and accessories.

History

On August 2, 2021, VS&Co was spun off from its former parent company, L Brands, Inc. (“L Brands”), and has since operated as an independent, standalone public company. VS&Co common stock began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “VSCO” on August 3, 2021.

Although VS&Co and L Brands currently operate as separate companies, the rules and regulations of the SEC and the NYSE require that we provide certain information, including compensation information for our named executive officers, for the period of time prior to the spin-off. We have sought to clearly indicate throughout this Proxy Statement what information relates to VS&Co prior to the spin-off, when it was operating as a subsidiary of L Brands, and what information relates to VS&Co following the spin-off. Concurrently with the spin-off, L Brands changed its name from “L Brands, Inc.” to “Bath & Body Works, Inc.” For the sake of consistency, we refer to our former parent company and its successor Bath & Body Works, Inc. as “L Brands” throughout this Proxy Statement.

On August 14, 2024, Hillary Super, a seasoned executive and proven merchant operator, was appointed Chief Executive Officer (“CEO”) of VS&Co. Ms. Super brings nearly three decades of retail merchant expertise and a successful track record leading brands at the highest level. On January 29, 2025, Scott Sekella joined VS&Co as Chief Financial Officer and now serves as Chief Financial and Operating Officer. Mr. Sekella has extensive and diverse retail experience identifying and accelerating strategies that strengthen performance and enhance profitability.

Financial Performance

At the beginning of 2025, we laid out our Path to Potential strategy built on four pillars: supercharging our bra authority, recommitting to PINK, fueling growth in beauty, and evolving our brand projection and go-to-market strategy. We aligned our leadership structure around our brands and strategy. Our strategy, which is focused on creating emotionally compelling product, building brand heat and deepening our connection with the customer, was highlighted by the Victoria’s Secret Fashion Show in October 2025. Throughout the year, we executed our strategy with focus and discipline, driving comparable sales up 5%. Additionally, gross profit increased $100 million, or 4%, compared to 2024, despite net tariff pressure of approximately $85 million in 2025.

4	VS&Co | 2026 PROXY STATEMENT

PROXY SUMMARY

We achieved the following results during fiscal 2025:

$6.553B NET SALES Increase of 5% compared to 2024	$271M OPERATING INCOME Operating income rate: 4.1%(1)	$403M ADJUSTED OPERATING INCOME Adjusted operating income rate: 6.1%, compared to $373M and 6.0% in 2024(2)

$1.93 NET INCOME per diluted share compared to $2.05 in 2024	$3.00 ADJUSTED NET INCOME per diluted share compared to $2.69 in 2024(3)	$518M ENDING CASH BALANCE $291M increase compared to $227M end of 2024

(1) Operating income rate, expressed as a percentage of net sales, is a non-GAAP financial measure. A reconciliation of operating income rate to the most directly comparable GAAP financial measure can be found in Appendix A.

(2) Adjusted operating income and adjusted operating income rate are non-GAAP financial measures. A reconciliation of adjusted operating income and adjusted operating income rate to the most directly comparable GAAP financial measures can be found in Appendix A.

(3) Adjusted net income per diluted share is a non-GAAP financial measure. A reconciliation of adjusted net income per diluted share to the most directly comparable GAAP financial measure can be found in Appendix A.

Looking ahead, we will remain focused on managing costs, while continuing to invest in product innovation, brand strength and the customer experience. Together with the solid operational foundation we have built, we believe these efforts position us to scale effectively and give us confidence in our ability to drive sustainable long‑term value for our stockholders.

Path to Potential

We are operating from a position of strength. As the world’s largest intimate apparel company, we have a powerful foundation for growth with a leading market share, tens of millions of active and loyal customers and one of the most engaged brand communities on social media.

We build on this strength by evolving our business, leading the industry and unlocking new opportunities. Our growth plan, which we call “Path to Potential,” is built around four key priorities that we believe will allow us to strengthen Victoria’s Secret and PINK and evolve how we go to market and connect with our customers. These priorities are designed to accelerate growth, differentiate our brands and reinforce our authority in North America and internationally.

Supercharge Our Bra Authority

We will build on our industry-leading bra authority to be her number one destination for all bras:

• Bras are at the center of the Victoria’s Secret brand. We are focused on delivering a compelling bra assortment that meets her evolving and diverse lifestyle needs through a consistent pipeline of fashion and innovation and industry-leading fit and function.

• We are strengthening our marketing message and elevating the omnichannel experience to educate our customer with authority, anchored through our in-store bra fitting expertise. This expertise is a key differentiator, enabling us to deepen emotional connections and build long-term customer relationships.

• When we win in bras, we strengthen the Victoria’s Secret brand overall, which extends into adjacent categories like sport, swim, and sleep, allowing us to serve her across more occasions in her life.

VS&Co | 2026 PROXY STATEMENT	5

PROXY SUMMARY

Recommit to PINK

PINK has long been a brand with deep emotional connections for young women. We are recommitting to PINK by revitalizing our brand relevance and market position with this core customer:

• We are building PINK as an apparel-led lifestyle brand, anchored by icon styles and supported by a consistent cadence of fashion newness across apparel and intimates.

• We are deepening our relationship with the customer by understanding her more deeply and meeting her where she engages digitally and culturally, through entertainment, community and culture-driven experiences designed to connect with her in the way she prefers.

Fuel Growth in Beauty

We have a powerhouse global beauty business that customers love. Scent, which is at the center of our beauty portfolio, drives loyalty like few other categories can and further diversifies our business model from a category and geography perspective:

• Scent is our secret weapon in beauty and we deliver compelling offerings across fine fragrance, mists and other products, with seasonal refreshment to excite our customers. Through scent, we build connections to the moments that matter most in her life. Our award-winning Bombshell fragrance exemplifies this connection.

• Beauty is also an important component of our international business, with partner owned and operated beauty-only stores and distribution through travel retail at the world’s premier travel hubs. This global footprint expands brand awareness and strengthens our connection with customers worldwide.

• We are investing in continued growth of beauty by building on our industry-leading fragrance business and expanding into new opportunities, including a differentiated beauty offering for PINK.

Evolve Our Brand Projection and Go-To-Market Strategy

As culture, technology, and shopping behaviors shift, so must our go-to-market strategy. By staying true to our identity while adapting how we engage, inspire, and serve, we will deepen connections with existing customers and attract new customers while strengthening loyalty and driving long-term growth:

• We are creating stronger differentiation between Victoria’s Secret and PINK in everything from product to marketing to experience. We will ensure that each brand is distinct but also complementary in a single ecosystem.

• We are elevating Victoria’s Secret as sexy, glamorous and luxurious while modernizing PINK to be bold, playful and irreverent.

• We are becoming more agile and culturally connected, creating real-time moments that resonate with our customers and keep us at the center of conversation.

• We are leveraging the full marketing funnel and building brand centric, best-in-class omnichannel experiences to engage with her on her terms.

Key Enablers

To successfully fuel growth, deepen customer loyalty and elevate our brands, we must operate with focus, agility and excellence. We are reinforcing three essential capabilities that we believe will empower us to move faster, innovate more boldly and deliver a seamless experience across every touchpoint. These enablers will ensure that our strategy is not just aspirational; it is actionable, sustainable and built to drive results.

• Customer-Centric Performance Culture: By deeply understanding our customers, including how they shop, what they value and what inspires their loyalty, we will create stronger connections, drive repeat engagement and fuel sustainable growth. A culture centered on the customer empowers associates to innovate and deliver experiences that not only meet her expectations but exceed them, turning transactions into lasting relationships.

6	VS&Co | 2026 PROXY STATEMENT

PROXY SUMMARY

• Evolved Product Development Process: We are moving to a product development process with multiple tracks tailored to specific needs, making our teams faster, more agile and more innovative not just in bra development but also apparel, beauty and adjacent categories.

• Efficient Operating Model: We are focused on doing fewer things better, investing where it matters most to our customers and streamlining costs in non-customer-facing areas.

The Road Ahead

This strategy is more than a plan; it is a commitment to elevating our brands, winning the next generation of customers and reinforcing our leadership in intimate apparel and beyond. We have aligned our leadership structure to ensure our brands have the dedicated talent and expertise necessary to deliver our Path to Potential strategy. With clarity, discipline and a relentless focus on our customer, we can unlock new levels of growth, innovation and impact, delivering value for our associates, our customers and our stockholders.

Corporate Governance Highlights

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders. Key aspects of our corporate governance framework include:

• Annual election of all directors

• Majority voting standard for uncontested director elections

• Strong focus on Board independence:

▪ Independent Chair of the Board

▪ All directors are independent except our CEO

▪ All Board committee members are independent

▪ Board meetings almost always include executive sessions where independent directors meet without management or non-independent directors present

• Highly talented, engaged and diverse Board:

▪ 90% of directors have experience as a chief executive officer, chief financial officer, or other executive officer

▪ 80% of directors are women, leveraging a genuine understanding of our predominately female customer base

▪ 14 Board meetings held in fiscal 2025

▪ 96% director attendance at Board meetings held in fiscal 2025

• Year-round stockholder engagement practices

• Proxy access rights for stockholders

• Robust Board oversight and commitment to:

▪ Long-term strategic growth plan

▪ Financial planning and stewardship

▪ Enterprise risk management

▪ Ethics and compliance

▪ Sustainability and social responsibility

▪ Corporate governance

• Policies prohibiting pledging, hedging and derivative transactions of VS&Co common stock

VS&Co | 2026 PROXY STATEMENT	7

PROXY SUMMARY

Executive Compensation Highlights

Our executive compensation program is designed to align the pay for our executives with VS&Co performance in both the short- and long-term. The Human Capital and Compensation Committee (“HCCC”) oversees our executive compensation program. The HCCC partners closely with its independent compensation consultant and Company leadership to design a program that drives performance, ties executive pay to performance outcomes, and aligns with the compensation practices our peers utilize for their most senior leadership.

Our executive compensation program:

• Is grounded in a compensation philosophy aligning executive pay with the interests of our stockholders

• Balances internal and external measures of performance as demonstrated by our performance share unit (“PSU”) long-term incentive program, which uses both internal goals related to operating income, including stretch financial goals, and relative total shareholder return, both over a three-year measurement period

• Encourages executive stock ownership through stock ownership guidelines for our CEO and other executive officers

• Assesses compensation levels based on an appropriate peer group within our industry

• Ties the short-term incentive plan for executive vice presidents and above with our stated goal of being a growth company through the use of operating income and net sales as our performance metrics

• Focuses the senior leadership team on initiatives that are designed to unlock longer-term potential at VS&Co but may not show up in short-term financial performance. For 2025, this supplemental scorecard drove achievement of goals around strategic change leadership and navigating trade policy effectively

• Recoups performance-based compensation in the event of certain misconduct through our stringent Clawback Policy

We remain committed to clear, transparent executive compensation programs that drive Company performance and ensure that the interests of our executives are aligned with those of our stockholders.

8	VS&Co | 2026 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Proposal One:

Election of Directors

The VS&Co Board is currently comprised of ten directors. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders. At the 2026 Annual Meeting, stockholders will be asked to elect ten directors who will serve on our Board until the 2027 annual meeting of stockholders and their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. All of the ten nominees for election as director at the 2026 Annual Meeting are incumbent directors who currently serve on our Board.

Our Board is composed of individuals with diverse and complementary business experience, leadership prowess, and financial expertise. Each of our director nominees possesses industry-leading skills that support our long-term growth strategy, including expertise in retail, e-commerce, strategic planning, risk management, international business development, brand transformation, and consumer marketing. Through their unique backgrounds, skills, and qualifications, each of our director nominees brings a wealth of knowledge, experience and expertise to our Board. Together, our directors’ complementary experience and expertise create an engaged and effective Board that exercises independent oversight of our material risks and long-term strategy.

The Board believes that each of our nominees is highly qualified to serve as a director. Each nominee’s background, skills, experience, and other qualifications are described below. The Nominating and Governance Committee has recommended, and the Board has nominated, each of the individuals listed below as nominees for election at the 2026 Annual Meeting. Each nominee has consented to be named as a nominee and stand for election at the 2026 Annual Meeting. We know of no reason why any nominee would be unable or unwilling to serve as director, but if such an event should occur, our Board, based on the recommendation of the Nominating and Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee for the election of such substitute nominee.

Pursuant to our Second Amended and Restated Bylaws (the “Bylaws”), in an uncontested election, each director is elected by the affirmative vote of the holders of a majority of the votes cast with respect to that director’s election. Each nominee must receive more votes cast “for” his or her election than “against” his or her election. If you are a beneficial owner of VS&Co common stock, your broker is not permitted to vote your shares on the election of directors if no instructions are received from you (this is commonly referred to as a “broker non-vote”). Abstentions and broker non-votes will not count as a vote cast and, therefore, will have no effect on the outcome of the election of directors. Cumulative voting is not permitted.

If a director does not receive more votes cast “for” his or her election than “against” his or her election, that director will tender his or her resignation to the Board. The Nominating and Governance Committee will make a recommendation to the Board regarding whether to accept or decline the resignation, taking into account the best interests of VS&Co and its stockholders and considering any factors or other information that the Nominating and Governance Committee believes is appropriate and relevant. The Board will make its decision regarding the resignation at its next regularly scheduled Board meeting following certification of the election results. A director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation. As a requirement for any person to serve as director, he or she must submit an irrevocable resignation that becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election and (ii) acceptance by the Board of that resignation in accordance with any policies and procedures adopted by the Board for that purpose.

The Board unanimously recommends a vote “FOR” each of the following nominees for election as director.

VS&Co | 2026 PROXY STATEMENT	9

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominees

Donna
James

President and Chief Executive Officer, Lardon & Associates LLC

Public Company Directorships

• The Hartford Financial Services Group (NYSE: HIG), an investment and insurance company, 2021 – present

• American Electric Power (NASDAQ: AEP), a public utility holding company, 2022 – 2025

• Boston Scientific Corporation, a global developer, manufacturer and marketer of medical devices, 2015 – 2023

• Marathon Petroleum Corporation, an integrated downstream energy company, 2011 – 2018

• Time Warner Cable Inc., a provider of video, data and voice services, 2009 – 2016

• CNO Financial Group, a holding company of insurance companies, 2007 – 2011

• Coca-Cola Enterprises, Inc., a multinational nonalcoholic beverages manufacturer and distributor, 2005 – 2012

• L Brands, Inc., the former parent company of VS&Co, 2003 – 2021

Professional Experience

• President and Chief Executive Officer, Lardon & Associates LLC, a business and executive advisory services firm, 2006 – present

• Chairman, Financial Settlement Services Agency, Inc., 2005 – 2006

• President, Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company, 2003 – 2006

• Chairman and Manager, Nationwide Strategic Investment Fund, LLC, 2003 – 2006

• Executive Vice President and Chief Administrative Officer, Nationwide Mutual Insurance Company and Nationwide Financial Services, 2000 – 2003

Key Skills and Qualifications

• Strategic Planning

• Risk Management

• Business Operations

• Public Company Finance

• Human Capital Management

• Corporate Governance

What does Donna James bring to the VS&Co Board?

Donna is a seasoned veteran of public company boardrooms, having served as a director at ten public companies over the past two decades. Donna’s financial expertise and leadership experience as an executive and public company director, coupled with her deep understanding of VS&Co, its history, and the industry in which it operates, equip her with the wisdom and skills to effectively lead the VS&Co Board.

Donna is not afraid to ask tough questions and challenge management’s strategies and assumptions. She engages regularly with the investor community and is a valued sounding board for the CEO and other members of the executive leadership team.

Chair of the Board Independent Age: 68 Director Since: 2021 Board Committees • Audit • Nominating and Governance

10	VS&Co | 2026 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Irene Chang
Britt

Former President and Divisional Chief Executive
Officer, Pepperidge Farm

Public Company Directorships

• IDEXX Laboratories, Inc. (NASDAQ: IDXX), a veterinary animal health care innovator, 2023 – present

• First Watch Restaurant Group, Inc. (NASDAQ: FWRG), daytime dining restaurants, 2023 – present

• Brighthouse Financial, Inc., a leading provider of annuities and life insurance, 2017 – 2023

• TerraVia Holdings, Inc., a food, nutrition and specialty ingredient company, 2016 – 2018

• Tailored Brands Inc., formerly Men’s Warehouse, Inc., 2015 – 2020

• Dunkin’ Brand Group Inc., a leading franchisor of quick service restaurants, 2014 – 2020

• Sunoco, a fuel distribution company, 2011 – 2012

Professional Experience

• Chief Executive Officer, ICB Enterprises LLC, a consulting firm, 2015 – present

• President and Divisional Chief Executive Officer, Pepperidge Farm, a Campbell Soup Company brand, 2012 – 2015

• Senior Vice President of Global Baking and Snacking, Campbell Soup Company, 2012 –2015

Key Skills and Qualifications

• Brand Transformation

• Strategic Planning

• Risk Management

• Executive Compensation

• Consumer Marketing

• Public Relations

What does Irene Chang Britt bring to the VS&Co Board?

Irene has a broad range of experience and skills pertinent to global business operations, especially within the retail industry, gained from her numerous leadership positions and public directorships, including at sector-leading consumer companies. Irene led Campbell’s second largest global reportable segment, with net sales exceeding $2.4 billion annually during her tenure. She has significant experience in business transformation and is an expert in human capital management, branding, and marketing.

Irene is a thoughtful and strategic leader of the Human Capital and Compensation Committee. As Chair of the committee, Irene leads the critical work of overseeing VS&Co’s executive compensation program and succession planning for the executive management team. She guided the development of VS&Co’s inaugural executive compensation program and is constantly exploring ways to more effectively motivate executives and integrate their interests with those of our stockholders.

Independent Age: 63 Director Since: 2021 Board Committees • Audit • Chair of Human Capital and Compensation

VS&Co | 2026 PROXY STATEMENT	11

PROPOSAL ONE: ELECTION OF DIRECTORS

Sarah
Davis

Former President, Loblaw Companies Limited

Public Company Directorships

• Amdocs (NASDAQ: DOX), a leading software and digital services provider, 2021 – present

• Pet Valu (TSX: PET), a Canadian retailer of pet food and related supplies, 2021 – present

• AGF Investments, an investment management firm, 2014 – 2022

Professional Experience

• President, Loblaw Companies Limited, a grocery, pharmacy and beauty retailer, 2017 – 2021

• Chief Administrative Officer, Loblaw Companies Limited, 2014 – 2017

• Chief Financial Officer, Loblaw Companies Limited, 2010 – 2014

Key Skills and Qualifications

• Public Company Finance

• Strategic Planning

• Risk Management

• Operations

• Mergers and Acquisitions

• Women’s Advocacy

What does Sarah Davis bring to the VS&Co Board?

A seasoned public company executive and director, Sarah served as Chief Financial Officer, Chief Administrative Officer, and President of Loblaw Companies Limited, one of Canada’s largest omnichannel retailers of grocery, pharmacy, and beauty products with over $53 billion CAD in revenue in fiscal 2021. At Loblaw, Sarah had a broad portfolio of responsibilities including corporate strategy, supply chain, information technology, real estate, and human resources. When Sarah retired from the company in 2021, the Loblaw loyalty program had 16 million members, almost one for every household in Canada.

Sarah brings value to the VS&Co Board through her corporate finance expertise and public company board experience. Her knowledge as an accountant and experience in various executive leadership roles are critical to leading the strategic and oversight functions of the Audit Committee.

Independent Age: 58 Director Since: 2021 Board Committees • Chair of Audit • Nominating and Governance

12	VS&Co | 2026 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Jacqueline
Hernández

Founder and Chief Executive Officer,
New Majority Ready

Public Company Directorships

• MediaCo Holding Inc. (NASDAQ: MDIA), a multimedia company focused on television, radio and digital advertising, programming and events, 2024 – present

• Isos Acquisition Corporation, a special purpose acquisition company, 2021

Professional Experience

• Founder and Chief Executive Officer, New Majority Ready, a marketing and strategy consulting firm, 2019 – present

• Interim Chief Executive Officer, MediaCo Holding Inc., 2024

• President, Combate Américas, a Hispanic sports franchise, 2017 – 2019

• Chief Marketing Officer, NBCUniversal Hispanic Enterprises and Content, 2014 – 2017

• Chief Operating Officer, NBCUniversal Telemundo Enterprises, 2008 – 2014

Key Skills and Qualifications

• Consumer Marketing

• Business Operations

• Brand Transformation

• Strategic Planning

• Data Analytics

• Digital and Social Media Marketing

What does Jacqueline Hernández bring to the VS&Co Board?

Jacqueline brings business and cultural fluency in many of VS&Co’s key markets, notably U.S. Hispanic and North America. As VS&Co develops and executes its go-to-market strategy through the lens of a product-led entertainment brand, the Board and management team benefit greatly from Jacqueline’s insights and experience in brand transformation and multimedia marketing.

When it comes to multicultural and youth consumer marketing, Jacqueline is an expert. Her business leadership experience makes her a trustworthy authority on long-term and short-term strategic planning, brand transformation, and consumer insights.

Independent Age: 60 Director Since: 2021 Board Committees • Human Capital and Compensation • Nominating and Governance

VS&Co | 2026 PROXY STATEMENT	13

PROPOSAL ONE: ELECTION OF DIRECTORS

Rod
Little

Chief Executive Officer, Edgewell Personal Care Company

Public Company Directorships

• Edgewell Personal Care Company (NYSE: EPC), a multinational consumer products company, 2019 – present

Professional Experience

• Chief Executive Officer, Edgewell Personal Care Company, 2019 – present

• Chief Financial Officer, Edgewell Personal Care Company, 2018 – 2019

• Chief Financial Officer, HSN, Inc., formerly known as the Home Shopping Network, 2017

• Chief Financial Officer, Elizabeth Arden, a makeup, skincare, and perfume company, 2014 – 2016

• Global Finance Director, Procter & Gamble, a global consumer goods company, 2009 – 2014

Key Skills and Qualifications

• Strategic Planning

• Mergers and Acquisitions

• Public Company Finance

• E-Commerce and Digital Operations

• Beauty Merchandise

• International Retail Operations

• Sustainability

What does Rod Little bring to the VS&Co Board?

Rod brings 30 years of experience in the global consumer goods industry, significant public company leadership and finance experience, and a strong track record of driving results. As Chief Executive Officer of Edgewell Personal Care Company, one of the world’s largest manufacturers and marketers of personal care products in the shaving, grooming, sun and skin care categories, Rod accelerated growth and margin expansion of a highly profitable business. Rod has also served as Chief Financial Officer for three publicly traded companies. Before beginning his career in the consumer goods industry, Rod served as an officer in the United States Air Force for five years.

As the CEO of a multinational, publicly traded consumer products company with decades of experience in the industry, Rod’s guidance strengthens our ability to unlock long-term stockholder value through informed oversight of our strategic initiatives.

Independent Age: 56 Director Since: 2023 Board Committees • Human Capital and Compensation

14	VS&Co | 2026 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

David
McCreight

Former Interim Chief Executive Officer,
CarMax, Inc.

Public Company Directorships

• CarMax, Inc. (NYSE: KMX), an automotive retail and finance company, 2018 – present

• Lulu’s Fashion Lounge, Inc., an apparel retailer, 2021 – 2024

• Wolverine World Wide, Inc., a footwear manufacturer, 2019 – 2023

Professional Experience

• Interim Chief Executive Officer, CarMax, Inc., 2025 – 2026

• Chief Executive Officer, Lulu’s Fashion Lounge, Inc., 2021 – 2023

• President, URBN, Inc., a portfolio of global consumer brands including Anthropologie, Urban Outfitters and Free People, 2016 – 2018

• Chief Executive Officer, Anthropologie Group, an apparel retailer, 2011 – 2018

• President, Under Armour, Inc., a distributor of branded athletic performance apparel and footwear, 2008 – 2010

• President, Lands’ End, Inc., a digital retailer of solution-based apparel, accessories and home products, 2005 – 2008

Key Skills and Qualifications

• Brand Transformation

• Strategic Planning

• Consumer Marketing

• E-Commerce and Digital Operations

• Retail Store Operations

• Women’s Merchandise

What does David McCreight bring to the VS&Co Board?

David has over twenty years of executive leadership experience leading prominent retail brands in highly competitive and fast-evolving marketplaces. He is an expert in omnichannel retail strategy and brand transformation, especially within the women’s apparel and accessories industry. David served as Chief Executive Officer of Lulu’s Fashion Lounge, Inc., a digitally-native fashion brand, and as President of URBN, Inc., a multi-billion dollar, multi-brand, multi-channel international retailer. David also served as Chief Executive Officer of Anthropologie, where he led the company’s transformation from a store-centric brand to a best-in-class omnichannel platform while enhancing the brand experience.

David’s vast retail experience and expertise bring significant value to the VS&Co Board, especially as the Board oversees the refinement and execution of our long-term strategic growth plan.

Independent Age: 63 Director Since: 2025 Board Committees • Audit • Nominating and Governance

VS&Co | 2026 PROXY STATEMENT	15

PROPOSAL ONE: ELECTION OF DIRECTORS

Mariam
Naficy

Founder and Executive Chairman, Minted

Public Company Directorships

• Yelp, Inc., a broad-based local advertising platform, 2014 – 2020

Professional Experience

• Chief Executive Officer and Founder, Arcade.ai, an artificial intelligence product creation platform, 2022 – present

• Managing Partner, Heretic Ventures, a venture incubator that launches and funds online consumer businesses that capitalize on new technology, 2021 – present

• Executive Chairman and Founder, Minted, an online marketplace for creative and custom goods, 2022 – present

• Co-Chief Executive Officer, Minted, 2021 – 2022

• Chief Executive Officer, Minted, 2007 – 2021

• Vice President and General Manager, The Body Shop International plc, a global cosmetics retailer, 2003 – 2007

Key Skills and Qualifications

• E-Commerce and Digital Operations

• Women’s and Beauty Merchandise

• Consumer Marketing

• Strategic Planning

• Mergers and Acquisitions

What does Mariam Naficy bring to the VS&Co Board?

Mariam is an experienced CEO and successful entrepreneur known for seeing around corners and pioneering both e-commerce and online creative communities. She founded Heretic Ventures, an incubator for companies at the intersection of culture, commerce, and creators; Minted, one of the most successful community-based e-commerce companies in the world; and Eve.com, a first-of-its-kind cosmetic e-commerce site. Mariam brings to the Board valued expertise in digital and direct-to-consumer retailing, modern media marketing, and mergers and acquisition transactions.

Mariam is a pioneer of capitalizing on opportunities within the digital retail space. She has been a key partner in overseeing the development of innovative technology-based solutions designed to accelerate growth and efficiency.

Independent Age: 55 Director Since: 2022 Board Committees • Nominating and Governance

16	VS&Co | 2026 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Lauren
Peters

Former Chief Financial Officer, Foot Locker, Inc.

Public Company Directorships

• Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, 2021 – present

• La-Z-Boy, Inc. (NYSE: LZB), a vertically integrated residential furniture retailer and manufacturer, 2016 – present

Professional Experience

• Chief Financial Officer, Foot Locker, Inc., a global multi-channel specialty retailer of footwear and apparel, 2011 – 2021

• Senior Vice President, Strategic Planning, Foot Locker, Inc., 2002 – 2011

Key Skills and Qualifications

• Public Company Finance

• Women’s and Youth Merchandise

• Omnichannel Operations

• Cybersecurity Oversight

• Strategic Planning

• Investor Relations

• Real Estate Strategy

What does Lauren Peters bring to the VS&Co Board?

Lauren is a seasoned finance executive and Certified Public Accountant with over 30 years of financial experience in the retail industry. During her executive career at Foot Locker, Lauren led development of the strategic planning process, digital transformation, and several acquisitions and divestitures. Her leadership experience with consumer focused, omnichannel, global retailers, together with her financial and strategic planning expertise and public company board experience, make her an asset to the VS&Co Board.

Lauren’s accomplishments as Chief Financial Officer of Foot Locker are evident in the way she provides strategic counsel and guidance to the VS&Co Board and Audit Committee. Lauren knows what it takes to be successful in the competitive specialty retail environment.

Independent Age: 64 Director Since: 2021 Board Committees • Human Capital and Compensation • Audit

VS&Co | 2026 PROXY STATEMENT	17

PROPOSAL ONE: ELECTION OF DIRECTORS

Anne
Sheehan

Former Chair of Investor Advisory Committee,
Securities and Exchange Commission

Public Company Directorships

• Janus Henderson Group PLC (NYSE: JHG), a global active asset manager, 2022 – present

• Cohn Robbins Holding Company, a special purpose acquisition company, 2020 – 2022

• L Brands, Inc., the former parent company of VS&Co, 2019 – 2021

Professional Experience

• Senior Advisor, PJT Partners, a global advisory-focused investment bank, 2018 – present

• Founder, Investor Stewardship Group, a collective of institutional investors that introduced a framework for principles-based corporate governance, 2017

• Chair of Investor Advisory Committee, Securities and Exchange Commission, 2012 – 2020

• Director of Corporate Governance, The California State Teachers’ Retirement System (CalSTRS), 2008 – 2018

• Chief Deputy Director for Policy, California Department of Finance, 2004 – 2008

Key Skills and Qualifications

• Corporate Governance

• Investor Relations

• Sustainability

• Human Capital Management

• Executive Compensation

• Legal and Regulatory Compliance

What does Anne Sheehan bring to the VS&Co Board?

Anne is a renowned governance expert, having served as Chair of the SEC’s Investor Advisory Committee for eight years and as Director of Corporate Governance at CalSTRS, one of the largest pension funds in the United States, for ten years. In these and other roles, Anne was a leader in navigating complex legislative, regulatory, and shareholder relations affairs. Anne is a founder of the Investor Stewardship Group and serves on the advisory board of the Rock Center for Corporate Governance at Stanford Law School. Anne utilizes her deep knowledge, understanding of investor perspectives, and experience in all aspects of corporate governance to lead the Nominating and Governance Committee and provide valuable insight to the Board.

Anne has seen it all when it comes to corporate governance and investor relations. She is a trusted leader in this space and knows the players, options, risks and opportunities.

Independent Age: 69 Director Since: 2021 Board Committees • Chair of Nominating and Governance • Human Capital and Compensation

18	VS&Co | 2026 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Hillary
Super

Chief Executive Officer, Victoria’s Secret & Co.

Professional Experience

• Chief Executive Officer, Victoria’s Secret & Co., 2024 – present

• Chief Executive Officer, Savage X Fenty, intimates retailer, 2023 – 2024

• Chief Executive Officer, Anthropologie Group, an apparel retailer and Urban Outfitters, Inc. brand, 2020 – 2021

• Global President, Anthropologie Group, 2019 – 2020

• Co-President, Anthropologie Group, 2018 – 2019

• President of Women Apparel, Accessories, Beauty and Bridal, Anthropologie Group, 2017 – 2018

Key Skills and Qualifications

• Women’s, Beauty and Luxury Merchandise

• Retail Store Operations

• E-Commerce and Digital Operations

• Consumer Marketing

• Brand Transformation

• Strategic Planning

What does Hillary Super bring to the VS&Co Board?

Hillary brings nearly three decades of retail merchant experience and leadership experience with omnichannel brands spanning intimates, apparel, accessories, beauty and home. She served as CEO and a board member of intimates and accessories brand Savage X Fenty and Global CEO of Anthropologie Group, a global lifestyle brand specializing in apparel, accessories, intimates and decor. During her tenure at Anthropologie, she led the turnaround of the Women’s Apparel and Accessories business. Before joining Anthropologie Group, Hillary held a variety of merchandising and operator roles at retailers including Guess?, American Eagle Outfitters, Gap, and Ann Taylor.

Hillary leads the VS&Co executive management team in developing and executing our long-term strategic growth plan. She is a trusted and deliberate leader with extensive experience in the women’s apparel and accessories industry.

Age: 53 Director Since: 2024

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Corporate Governance

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders. We continue to evaluate our governance practices and tailor them to be functional and to evolve in response to our ever-changing needs and business, legal and social environments.

Role of the Board

The Board of Directors is ultimately responsible for overseeing the management of VS&Co. The executive management team is responsible for the day-to-day business and operations of VS&Co. The Board works with the management team to guide VS&Co’s long-term strategy and overall vision and direction. The Board is responsible for making certain key decisions about financial planning, significant capital expenditures, executive compensation structure and philosophy, the composition of the Board and executive management team, material acquisitions, and other high-priority matters. The Board is also involved in stockholder and community relations, ethical and legal compliance, and enterprise risk management. Many of these roles are performed through the Board’s three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. See “Board Committees” below for additional detail on the roles of each committee.

Overseeing the development, refinement, and execution of our long-term strategic growth plan is a key role of the Board. The Board meets annually for a multi-day strategy session devoted to understanding how the executive management team is evolving and implementing the strategic plan. During regular and special Board meetings throughout the year, the Board receives updates from the CEO and other executives on strategic plan progress and delves deeper into key initiatives and relevant risks and opportunities. The Board is fully aligned with and supportive of the Path to Potential strategy that the CEO and her leadership team are executing. The Board considers the strategy to be effective at building stockholder value and positioning VS&Co for long-term success through focused investments in product innovation, brand evolution, and operational efficiency. The Board believes these efforts will differentiate VS&Co in the market and further ignite brand passion, increase customer loyalty, and drive sustainable growth. See “Path to Potential” above for additional detail on the long-term strategic growth plan.

Board Leadership Structure

The Board is led by an independent Chair who presides over each Board meeting, including executive sessions where the independent directors meet separately without management or non-independent directors present. Donna James, the independent Chair of our Board, provides strong, thoughtful and independent leadership for the Board and serves as a liaison between the Board and executive management team. In her role as Chair, Donna draws on her expansive knowledge about VS&Co and experience with the company and its former parent company, having served on the board of directors of L Brands for many years. As Chair of the Board, she represents the Board in communications with stockholders and other stakeholders, provides instruction on which topics and issues warrant the Board’s attention and consideration, and meets regularly with the CEO to provide guidance on emerging risks and opportunities and other matters that arise between Board meetings.

VS&Co’s Corporate Governance Guidelines require that the CEO and Chair of the Board roles remain separate. The Chair of the Board must be an independent director who is elected annually by majority vote of the independent directors. Given the current strategic direction and ownership and leadership structure of the Company, we believe the separation of the roles of Chair and CEO is ideal. This structure allows the CEO to focus on execution of VS&Co’s business, operations, and strategy, with the benefit of the independent Chair’s unique experience, perspective, and vision.

On an annual basis, the Board selects a Chair to lead each Board committee. Sarah Davis is the current Chair of the Audit Committee; Irene Chang Britt is the current Chair of the Human Capital and Compensation Committee; and Anne Sheehan is the current Chair of the Nominating and Governance Committee. Each Board committee provides a report of its affairs to the full Board on a quarterly basis.

For more information on our Board structure and operations, please see our Corporate Governance Guidelines, available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

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Board Oversight of Risk Management

The Board is responsible for oversight of enterprise risk management, with a focus on the most significant risks we face, including strategic, competitive, economic, operational, financial, legal, regulatory, cybersecurity, compliance, and reputational risks. The Board regularly receives reports regarding these and other risks from members of the executive management team, as well as additional updates on an as-needed basis. In addition, the Board consults outside advisors who provide training, help the Board anticipate future threats and trends, and answer Company-specific questions on key areas of risk. Directors are also encouraged to obtain continuing education on risk management to further develop their expertise.

Management has implemented a holistic and integrated approach to enterprise risk management that includes (i) identifying, monitoring and assessing risks, (ii) developing and implementing plans and processes to mitigate those risks, and (iii) reporting risk information throughout the organization. The Board oversees the enterprise risk management program and assists management in assessing major risks and evaluating options for their mitigation. Risks with higher levels of priority and urgency draw more of the Board’s time and attention. Ultimately, it is the responsibility of the CEO and our senior management team to determine the appropriate level of exposure to risk with oversight and guidance from the Board.

The Board has delegated oversight of certain risk areas to the standing Board committees. The committees regularly report to the full Board regarding their risk oversight responsibilities.

• Audit Committee

▪ Regularly reviews our policies and practices with respect to enterprise risk assessment and management

▪ Oversees management and mitigation of our major financial risk exposures

▪ Regularly reviews our policies and practices with respect to cybersecurity, data security, use of artificial intelligence, and other related technology risks

▪ Regularly reviews our anti-fraud programs and controls

▪ Works with management and our independent auditors to oversee assessment and mitigation of significant legal, regulatory, and ethical compliance risks

• Human Capital and Compensation Committee

▪ Oversees management and mitigation of risks related to human capital management and risks arising from our compensation policies and practices

• Nominating and Governance Committee

▪ Oversees management and mitigation of risks related to our corporate governance, sustainability, and social responsibility programs

Board Oversight of Cybersecurity and Artificial Intelligence

Cybersecurity is a key priority within the Company’s enterprise risk management program. The Board oversees the systems and processes in place to securely receive, transmit, and store confidential information about VS&Co, our associates and our customers in order to protect against, detect, and respond to cybersecurity threats and incidents. The Audit Committee has been delegated primary responsibility for the Board’s oversight of cybersecurity and related risks. The Audit Committee receives reports from the Chief Information Security Officer and other members of management on the effectiveness of our cybersecurity program and related information security matters on a quarterly basis, with additional updates as needed. The Audit Committee reports to the Board on cybersecurity risk oversight at least annually.

As part of our cybersecurity risk management program, we have developed a cyber incident response plan that sets forth controls and procedures for prompt reporting and remediation of any material cybersecurity incident. We also utilize independent third-party assessors to periodically assess our cybersecurity program and suggest opportunities for improvement. Associates who have access to confidential information receive training on cybersecurity at least annually, and we maintain a cybersecurity and information security risk insurance policy. Since becoming an independent company in 2021, VS&Co has not experienced a material cybersecurity or information security breach. For additional information on our cybersecurity risk management program, please see “Item 1C. Cybersecurity” in our 2025 Annual Report.

The Audit Committee has also been delegated primary responsibility for the Board’s oversight of our policies and practices regarding the use of artificial intelligence (“AI”) and related technologies in our business and operations. The Audit Committee oversees the governance, strategy, ethics, and mitigation of risks associated with AI and other emerging technologies. The Board

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maintains oversight of the integration and use of AI and similar technologies into the Company’s long-term strategic plan and operational initiatives. During fiscal 2025, the Board held multiple director education sessions regarding the deployment of AI and the integration of AI into long-term strategy. The Board also approved revisions to our Code of Conduct to address responsible use of generative AI technologies throughout our business.

Board of Directors

The Board is currently comprised of ten directors. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders.

Director Independence

The Board has determined that each of Irene Chang Britt, Sarah Davis, Jacqueline Hernández, Donna James, Rod Little, David McCreight, Mariam Naficy, Lauren Peters, and Anne Sheehan is independent under the listing standards of the NYSE and SEC rules. All of our directors who served during fiscal 2025, other than Hillary Super, our current CEO, were determined by the Board to be independent. Ms. Super is not independent because she currently serves as an executive officer of VS&Co. Aside from Ms. Super’s employment and compensation agreements, none of our current directors are party to any related person transaction under SEC rules or our Related Person Transaction Policy.

OF DIRECTORS ARE INDEPENDENT

Our Corporate Governance Guidelines and the listing standards of the NYSE require that a majority of our directors, as well as each member of the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee, be independent, as determined by the Board pursuant to applicable laws, rules and regulations. In determining the independence of our directors, the Board considers all relevant facts and circumstances, including the relationships that each director has with VS&Co, including, but not limited to, any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. This determination is made annually.

The Board also determined that each member of the Audit Committee satisfies the heightened independence standards for audit committee members under applicable SEC rules and considered the additional factors under applicable SEC rules for the independence of compensation committee members before determining that each member of the Human Capital and Compensation Committee is independent.

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Director Nominee Selection

The Nominating and Governance Committee is responsible for developing the criteria for the selection of nominees for director and recommends to the Board candidates for nomination at the annual meeting of stockholders or to fill any vacancy on the Board. The Board is responsible for the final selection of director nominees.

The Nominating and Governance Committee oversees searches for and identifies qualified individuals for Board membership, taking into consideration candidates’ independence, judgment, ethics and integrity, experience, and skills. Each year, the Nominating and Governance Committee undergoes a comprehensive process that leads to the determination of the director nominees. This process includes:

• Examining the composition of the Board and its committees in light of the current and anticipated needs of the Board, the Company, and each of the Board committees

• Conducting an annual evaluation of the Board, each Board committee, and each individual director, which in 2025 was facilitated by an independent third party (see “Performance Evaluations” below)

• Considering the totality of skills, experience and expertise of the Board and each Board committee and identifying any skills, experience or expertise that is underrepresented or would add value

• Proactive succession planning for directors who may be planning to exit the Board

• Considering Board refreshment and the value of new directors with fresh ideas and perspectives (see “Board Refreshment” below)

The Nominating and Governance Committee may consider director candidates from any reasonable source. A third-party search firm may be engaged to assist the Nominating and Governance Committee in identifying potential new director candidates. For information on how stockholders can propose nominees for director, see “Stockholder Proposals for the 2027 Annual Meeting” below. The Nominating and Governance Committee uses the same criteria and process to evaluate all director candidates, including any candidates that may be recommended or nominated by our stockholders. All candidates undergo a rigorous vetting process that includes a background check, multiple interviews, and contacting references.

Board Refreshment

The composition of the Board is intentionally designed to include a balance of directors with multiple years of Board service, who contribute extensive experience and knowledge of our business and history, with new directors that offer fresh ideas and perspectives. The Board is led by an independent Chair, whose deep familiarity with our business is critically valuable, and complemented by the fresh perspectives the Board introduces through periodic refreshment. Board refreshment is vital to ensuring optimal Board and Board committee composition in light of the constantly evolving needs of the Company. The Board considers refreshment proactively to ensure it has the right composition to oversee and guide our long-term strategy. Three new independent directors have joined the Board since 2022, in addition to the appointment of Hillary Super as CEO and director in 2024. The thoughtful refreshment of the Board over the past several years has culminated in a diverse and experienced Board that is well-positioned to provide effective oversight and strategic guidance.

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Director Election and Removal

All members of the Board are elected each year at the annual meeting of stockholders. Pursuant to our Bylaws, in an uncontested election, directors are elected by majority of the votes cast, which means each nominee must receive more votes “for” his or her election than “against” his or her election. In a contested election where the number of nominees exceeds the number of directors to be elected, directors are elected by plurality vote, which means the nominees with the most votes “for” their election will be elected as directors. As provided in our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), any director can be removed at an annual or special meeting of stockholders, with or without cause, by the affirmative vote of stockholders holding at least a majority of the outstanding shares of VS&Co common stock entitled to vote in the election of directors.

Director Skills and Qualifications

Our Board believes that the current directors as a collective group have the skills, experience, character, and backgrounds to provide effective oversight of VS&Co and create long-term sustainable growth and value for our stockholders through successful execution of our strategic plan. The individual attributes and collective cognitive diversity exhibited by the Board enables effective, independent oversight of VS&Co on behalf of all stockholders. Together, our directors’ complementary experience and expertise create a skilled and engaged Board that exercises independent oversight of our material risks and long-term strategy.

The matrix below and the director biographies that appear earlier in this Proxy Statement summarize some of the key skills, experience and expertise that each director brings to the Board. The Board reviews and refreshes the list of director skills regularly to ensure the Board’s collective expertise continues to support and align with the Company’s long-term strategic growth plan and existing and future needs and opportunities. This matrix is a dynamic tool used for director succession planning, investor engagement, and related purposes throughout the year. The skills listed below are not exhaustive and are not presented in order of priority.

In the matrix below, “E” indicates expertise in the particular area, “K” indicates substantial knowledge, and “F” indicates familiarity. If an individual director is not identified as having expertise or substantial knowledge in a particular area, it does not signify a lack of ability to contribute meaningfully with respect to that topic.

Skill, Experience or Expertise

Women’s Intimates, Apparel and Beauty

Specific expertise in women’s intimates, apparel and beauty is extremely valuable for managing challenges and identifying and capitalizing on opportunities within this unique industry

	E	F	K	F	F	K	F	K	F	E

Retail Industry

Retail industry experience at large-scale companies provides an understanding of our business needs and strategic opportunities related to merchandising, real estate strategy, store and digital operations, supply chain logistics, customer experience and marketing

	E	F	K	F	E	E	E	E	F	E

Public Company Executive

Experience as a chief executive officer or similar executive leadership position at a public company provides leadership qualities and skills that support our management team across a range of strategic, operational and financial matters

	E	E	E	E	E	E	F	E	F	E

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Skill, Experience or Expertise

Strategic Planning

Experience developing and executing long-term strategies aimed to accelerate profitable growth provides insight and expertise to oversee execution of our Path to Potential strategic growth plan

	E	E	E	E	E	E	E	E	K	E

Technology Transformation

Experience with large-scale enterprise technology transformation provides valuable perspective on the development of innovative solutions that utilize artificial intelligence and other advanced technologies to accelerate growth and efficiency

	F	F	K	K	K	K	E	K	F	F

Brand Transformation

Experience creating and executing strategies to evolve and adapt to changing market conditions, consumer preferences, and business needs and objectives brings valuable perspective to overseeing the executive of our Path to Potential strategic growth plan

	K	E	F	E	K	E	F	K	F	E

Cybersecurity

Experience in cybersecurity, data privacy, and other technology-related risk supports protection of customer and other critical data and provides knowledge about trends, risks and opportunities in this area

	F	K	K	F	K	K	F	K	F	K

Risk Management Experience identifying and managing various forms of risk provides skills that support oversight of our enterprise risk management program	E	E	E	E	E	K	F	E	K	F

Real Estate Strategy

Experience in real estate strategy related to retail store operations provides valuable knowledge to support management of our largest distribution channel, our North American store fleet

	K	K	E	K	F	K	F	E	F	K
E-commerce / Digital Operations Experience in e-commerce operations provides understanding of risks, opportunities and trends related to our digital and omnichannel retail strategies	F	K	K	F	K	E	E	E	F	E

Consumer Marketing and Data Insights

Experience utilizing data insights, building brand health and awareness, and improving customer engagement helps directors oversee strategies to maximize the effectiveness of our marketing efforts

	F	E	K	E	E	E	E	K	F	E

Supply Chain Logistics

Experience with the management of a global supply chain provides awareness of the risks and opportunities related to procurement, production, logistics, transportation and distribution of product

	F	K	K	F	K	K	K	K	F	F

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Skill, Experience or Expertise

International Business and Markets

Experience managing global operations provides unique knowledge and perspective of diverse business environments and supports oversight of our international expansion strategy

	F	E	F	K	E	K	F	K	F	K

Public Company Finance and Accounting

Understanding public company finance and accounting, including capital allocation and expense management, provides skills to support oversight of our financial management and reporting

	E	K	E	K	E	E	F	E	K	K

Legal / Regulatory Compliance

Experience in sophisticated legal matters, regulatory compliance, and ethics helps the Board navigate complex legal and regulatory matters and reach sound ethical decisions

	K	K	E	K	K	F	F	K	K	K
Human Capital Management Experience designing and overseeing human capital management strategies provides valuable insights that support our customer-centric performance culture	E	E	E	E	E	E	K	K	K	K

Environmental / Sustainability

Experience overseeing sustainability programs supports business continuity and our initiatives related to social responsibility and managing climate-related risks and opportunities

	F	K	K	F	E	F	F	K	E	F
Women’s Advocacy Experience advocating for women and their rights supports a genuine understanding of our customer base and how to connect with them in a meaningful, productive way	E	F	E	K	K	K	K	K	F	K

Public Company Director

Experience serving on U.S. public company boards provides essential perspective on board dynamics and operations, including best practices for prioritizing stockholder interests and corporate governance

	E	E	E	E	E	E	E	E	E	K

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CORPORATE GOVERNANCE

Board Composition

Our director nominees bring a variety of backgrounds and perspectives that are critical to the Board’s ability to provide effective oversight of the Company’s operations and directly relevant to our business, strategy, and customer base. Women of all races and ethnicities are the customers who love and support our brands. The women on our Board are intimately familiar with the experiences of our predominately female customer base, an attribute they leverage in overseeing our strategic direction and critical decision making. Further, our Corporate Governance Guidelines provide that our Board will be comprised of members with a variety of backgrounds and perspectives who possess the integrity, judgment, skills, experience, and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function and other roles.

OF DIRECTORS ARE WOMEN	OF DIRECTORS ARE UNDER 65 YEARS OF AGE	OF DIRECTORS ARE RACIALLY OR ETHNICALLY DIVERSE

Board Policies and Practices

Director Attendance

Our directors are knowledgeable about and committed to the business of VS&Co. Directors are expected to attend all or substantially all Board and applicable Board committee meetings and to devote the time necessary to diligently discharge their duties. All directors are invited to attend all Board committee meetings, even if they are not a member of that committee. During fiscal 2025, all directors attended more than 75% of the meetings of the Board and the Board committees on which the director served.

DIRECTOR ATTENDANCE AT BOARD MEETINGS IN FISCAL 2025	COMMITTEE MEMBER ATTENDANCE AT COMMITTEE MEETINGS IN FISCAL 2025

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CORPORATE GOVERNANCE

All directors are required to attend the annual meeting of stockholders, unless unable to do so due to extraordinary circumstances. All directors attended the annual meeting of stockholders in 2025, and all directors are expected to attend the 2026 Annual Meeting.

Board Meetings

The Board met 14 times in fiscal 2025. For any Board meeting, the presence of a majority of the directors constitutes a quorum, which is required for the Board to transact business. Except as otherwise required by law or our Certificate of Incorporation or Bylaws, Board action requires the vote of a majority of the directors present at a meeting with quorum. Each director has one vote.

Access to Management, Advisors and Records

The Board, the Board committees, and each director are entitled to full direct access to the Company’s management and other personnel and all of its books and records. The Board and its committees have the authority to retain, at the Company’s expense, their own independent advisors as they deem appropriate, without conferring with or obtaining the approval of management.

Executive Sessions of Independent Directors

Our independent directors are ensured adequate opportunity to meet in executive session, without management or non-independent directors present, at each meeting of the Board and the Board committees. The independent directors have established a custom of meeting in executive session at nearly all Board and Board committee meetings.

Stock Ownership Guidelines

Directors are expected to comply with our stock ownership guidelines. Once a director has served on the Board for four years, he or she must maintain ownership of a number of shares of VS&Co common stock equal to the sum of the net shares he or she received as Board compensation over the preceding four-year period. For purposes of these guidelines, “net shares” means the number of shares that would remain if shares received by the director are sold to satisfy any associated tax obligations (assuming a tax rate of 40%) upon receipt.

Director Orientation and Continuing Education

Ongoing director education is an important priority of the Board. Board and Board committee meetings regularly include presentations on educational topics and updates on emerging issues, often from independent third-party experts. During fiscal 2025, the Nominating and Governance Committee organized two director education sessions focused on effective Board oversight of AI strategy and capitalizing on AI and other emerging technology opportunities in the retail industry. In addition, directors are encouraged to participate in and attend, at VS&Co’s expense, additional continuing education programs. In fiscal 2025, our directors participated in programs such as the Stanford Directors’ College, Outstanding Directors Exchange, and Goldman Sachs Corporate Directors Symposium, and expanded their expertise on topics such as cybersecurity, artificial intelligence, risk management, innovation, shareholder activism, sustainability, the retail industry, and geopolitical trends.

New members of the Board receive a formal orientation designed and implemented under the supervision of the Nominating and Governance Committee. New Board members meet with the CEO, the Chief Financial and Operating Officer, the Chief Legal and Compliance Officer, and other members of management to learn about the Company’s history, business operations, long-term strategic plan, finances, and governance policies.

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CORPORATE GOVERNANCE

Performance Evaluations

Our Board recognizes that a robust, constructive Board evaluation process is critical to supporting effective Board performance and continuous improvement. Each year, the Board, each Board committee, and each individual director undergo a structured evaluation designed and overseen by the Nominating and Governance Committee. In fiscal 2025, the Nominating and Governance Committee engaged an independent third-party expert to facilitate the annual Board evaluation and provide recommendations to enhance Board effectiveness.

In addition to the facilitated Board evaluation, each director also completes a detailed questionnaire assessing the committees on which the director serves and his or her own performance as a director. Each Board committee analyzes its performance evaluation results and explores ideas for improvement during an executive session at its next committee meeting. The Nominating and Governance Committee also reviews each director’s self-assessment to identify and recommend opportunities for improvement.

Board evaluation focus areas in fiscal 2025: • Board composition and skills needed to support future growth • Board oversight of capital allocation decisions • Board and committee leadership

Topics covered by Board and committee evaluation questionnaires:

• Composition, structure, and culture

• Operations

• Meeting materials

• Engagement with management and external advisors

• Initiatives to address in the near future

Board Term Limits and Age Limits

We have not established term limits or age limits for directors. The Board is committed to maintaining an appropriate balance between short-tenured directors with new perspectives and longer-tenured directors with a deep understanding of VS&Co’s history, operations and markets. This commitment is supported by our thorough annual Board performance evaluation process and annual election of all our directors. The Board believes that it can effectively manage and maintain the right balance of Board tenure without hard-line term or age limits.

Service on Other Public Company Boards

Serving on the Board requires a significant amount of time and attention. In order to ensure sufficient time to dedicate to Board duties, any director who is a current CEO or other named executive officer of a public company may serve on no more than one public company board in addition to our Board. Any director who is not a current CEO or named executive officer of a public company may serve on up to three public company boards in addition to our Board. Further, due to the enhanced time commitment associated with being a member of an audit committee, no director may serve on more than three audit committees (including our Audit Committee) at any time.

Directors are required to notify the Chair of the Board prior to accepting any public company director role in order to avoid potential conflicts of interest and to allow the Board to assess compliance with the limitation on public company board service described above.

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External Commitments

When evaluating each director’s and candidate for director’s ability to properly discharge his or her duties, the Nominating and Governance Committee considers all relevant outside commitments, including employment, directorship and leadership positions at other companies and non-profit entities. If a director has a change in his or her primary occupation, employer, consulting status, investor status or other personal or professional circumstances that may adversely impact the director’s ability to dedicate the time and attention necessary to the Board, call into question his or her independence, or negatively impact our business or reputation, the director must submit his or her resignation to the Chair of the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or decline the director’s resignation, taking into account all relevant circumstances and the best interests of VS&Co and its stockholders.

Conflicts of Interest and Compliance with Code of Conduct

Directors are expected to avoid any action or relationship that creates, or creates the appearance of, a conflict between VS&Co’s interests and their personal or immediate family’s interests. Directors must make prompt, complete, and continuing disclosure of all facts relating to any actual or potential conflict to the Chair of the Audit Committee. The Chair will then consult with counsel and, as appropriate, the full Audit Committee regarding the resolution of the matter in accordance with applicable law and VS&Co policies.

Directors are expected to comply with all applicable provisions of our Code of Conduct. Directors are also expected to comply with all other applicable policies that may be adopted from time to time, including, but not limited to, our Insider Trading Policy, Related Person Transaction Policy and Global Anti-Corruption Guidelines.

Compensation Committee Interlocks and Insider Participation

The Human Capital and Compensation Committee is comprised entirely of directors who are not current or former employees of VS&Co or any of its subsidiaries and who qualify as independent under applicable NYSE listing standards and SEC rules. During fiscal 2025, (i) none of the members of the Human Capital and Compensation Committee had any relationships requiring disclosure under the SEC’s related party transaction rules, (ii) none of the members of the Human Capital and Compensation Committee was an executive officer of a company for which one of our executive officers is a director, and (iii) none of our executive officers served as a director or member of the compensation committee of an entity that has an executive officer who is a director of VS&Co or member of the Human Capital and Compensation Committee. Accordingly, during fiscal 2025, no compensation committee interlocking relationships existed between the members of the Human Capital and Compensation Committee and the board or compensation committee of any other company.

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Board Committees

The Board has three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. Each committee is governed by a written charter. The charters are posted on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials. As required by the committee charters, the chair of each committee reports to the full Board on the committee’s activities on a regular basis.

The roles and responsibilities of each Board committee are described below. The following table shows the current committee membership. An asterisk indicates members of the Audit Committee who the Board has determined qualify as an “audit committee financial expert” as defined by SEC rules. All directors who serve on our Board committees are independent and meet, as applicable, the heightened independence requirements for audit committee membership and compensation committee membership set forth by SEC rules and NYSE listing standards.

Director	Audit Committee	Human Capital and Compensation Committee	Nominating and Governance Committee
Irene Chang Britt	●	CHAIR
Sarah Davis	CHAIR*		●
Jacqueline Hernández		●	●
Donna James, Chair of the Board	●*		●
Rod Little		●
David McCreight	●		●
Mariam Naficy			●
Lauren Peters	●*	●
Anne Sheehan		●	CHAIR
Hillary Super, CEO

* Members of the Audit Committee who the Board has determined qualify as an “audit committee financial expert” as defined by SEC rules.

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Audit Committee

Each member of the Audit Committee is financially literate and independent, as required by NYSE listing standards, and also meets the heightened independence standards for audit committee members under applicable SEC rules. In addition, the Board has determined that Sarah Davis, who serves as Chair of the Audit Committee, Donna James, and Lauren Peters are each an “audit committee financial expert” as defined by SEC rules. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the Audit Committee or the Board.

The Audit Committee met 13 times during fiscal 2025. On average, the Audit Committee members attended 96% of committee meetings held during the year. The key roles and responsibilities of the Audit Committee include:

• Appoint, compensate, retain, oversee, and terminate our independent registered public accounting firm

• Review and approve the scope, timing, and staffing of the audit conducted by the independent registered public accounting firm

• Discuss any critical audit matters and significant findings from the audit conducted by the independent registered public accounting firm, as well as any significant problems or difficulties encountered

• Evaluate the independent registered public accounting firm’s qualifications, performance, and independence

• Evaluate the performance, responsibilities, budget, and staffing of our internal audit function

• Review the internal audit plan and results

• Review and discuss with management, the internal auditors, and the independent registered public accounting firm our annual and quarterly financial statements and disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K prior to filing with the SEC

• Review earnings press releases and our policies with respect to financial information and earnings guidance provided to the market

• Review our system of internal controls and disclosure controls and procedures

• Oversee our enterprise risk management program

• Review our policies and practices with respect to cybersecurity, data security, and other related technology risks

• Oversee our use of artificial intelligence and other emerging technologies and related governance and risk mitigation strategies

• Discuss with management our major financial risk exposures and how we manage those risks

• Review our anti-fraud programs and controls

• Oversee the investigation and resolution of significant legal or regulatory matters affecting VS&Co as well as significant matters arising under the Code of Conduct

• Review significant matters relating to tax policy and practices and corporate insurance coverage

• Stay abreast of current accounting trends and developments and discuss with the independent registered public accounting firm and management any actions or changes that may be appropriate

32	VS&Co | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Human Capital and Compensation Committee

The Human Capital and Compensation Committee, chaired by Irene Chang Britt, is comprised of independent directors who meet the additional NYSE independence requirements applicable to compensation committee members. The Human Capital and Compensation Committee met five times during fiscal 2025. On average, the Human Capital and Compensation Committee members attended 96% of committee meetings held during the year. The key roles and responsibilities of the Human Capital and Compensation Committee include:

• Oversee the Company’s key human capital management strategies, policies and practices, including those related to:

▪ Organizational structure and effectiveness

▪ Culture

▪ Talent development and retention

▪ Performance and skills evaluations

▪ Associate engagement

▪ Equal employment opportunity

▪ Associate health and safety

• Review and approve our compensation and benefits philosophy and key policies and plans, including incentive compensation plans and equity-based plans

• Administer our clawback policy and monitor compliance with our stock ownership guidelines

• Review and assess risks arising from our compensation policies and programs

• Evaluate the CEO’s performance and approve her compensation, with the input of all independent directors

• Review and approve the compensation of the other executive officers

• Recommend to the Board the compensation of the non-employee directors

• Review and discuss with management the “Compensation Discussion and Analysis” portion of the annual proxy statement

• Oversee succession planning for the CEO and other executive officers

Nominating and Governance Committee

Anne Sheehan is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the committee is independent under NYSE listing standards. The Nominating and Governance Committee met five times during fiscal 2025, and each member of the Nominating and Governance Committee attended all committee meetings held during the year. The key roles and responsibilities of the Nominating and Governance Committee include:

• Develop the criteria and procedures for the selection of director nominees

• Identify and recommend to the Board qualified candidates for director

• Review and consider the qualifications of any individual nominated by stockholders as a candidate for director

• Make recommendations to the Board regarding the composition, size, structure, practices, policies, and activities of the Board and the Board committees

• Oversee the annual performance evaluation of the Board, the Board committees, and the individual directors, and recommend ways to improve performance

• Design the new director orientation program and oversee continuing education for directors

• Oversee and review our programs, policies, and strategies relating to corporate social responsibility, including environmental, social, governance, and philanthropic initiatives

• Review our government affairs and political participation, including advocacy, lobbying, political contributions, and trade association memberships

• Stay abreast of developments in the area of corporate governance to ensure that we remain current with respect to our governance policies

VS&Co | 2026 PROXY STATEMENT	33

CORPORATE GOVERNANCE

Corporate Governance Policies and Practices

The following section describes certain of our key corporate governance-related policies and practices. We also maintain a myriad of additional policies related to ethics complaint escalation, anti-corruption, partnering with responsible suppliers, environmental responsibility, product quality, use of company property and more.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines to support our commitment to sound and effective corporate governance practices. The Corporate Governance Guidelines address the selection of directors, director independence, Board structure and operations, including the size of the Board, executive sessions of independent directors, and Board committees, responsibilities of the Board, director compensation and stock ownership guidelines, and other governance-related matters. The Nominating and Governance Committee periodically reviews and evaluates the Corporate Governance Guidelines and recommends to the Board any changes it deems appropriate. The Nominating and Governance Committee also monitors compliance with the guidelines. The Corporate Governance Guidelines are available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

Code of Conduct and Ethics Hotline

The VS&Co Code of Conduct applies to all directors, officers, and associates. The Code of Conduct is based on our values and sets forth standards and expectations with respect to honesty, workplace health and safety, civility and anti-harassment, equal opportunity, global trade, conflicts of interest, political engagement, bribery and corruption, protecting personal and business information, insider trading, and related behaviors. All associates are required to certify that they have read and agree to abide by our values and Code of Conduct. Our Code of Conduct also references our VS&Co Speak Up Policy, which reinforces the reporting channels associates may use to report ethics-related issues, provides a high-level framework for how we investigate wrongdoing, and includes additional detail on our commitment that no associate will be subject to retaliation for raising concerns.

The Code of Conduct has been approved by the Board. It is available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials. The Audit Committee must approve any waiver of the Code of Conduct for any director, officer, or executive in the position of Senior Vice President or above. All other waivers must be approved by the Chief Legal and Compliance Officer.

We also maintain an Ethics Hotline where associates may anonymously report potential instances of unethical conduct and potential violations of law or company policies at any time. The Ethics Hotline is accessible to all associates globally by country-specific phonelines or via website and is available in ten languages. The Ethics Hotline is operated by an independent third party and provides translation services to support associates who call and wish to make reports in a language other than English. We are committed to undertaking a fair, prompt and, when possible, confidential review of concerns reported to the Ethics Hotline.

Insider Trading Policy

The VS&Co Insider Trading Policy prohibits insider trading and certain other transactions of our common stock. The policy applies to all directors, officers, associates, consultants and contractors of VS&Co. The Insider Trading Policy provides that any person who is aware of material nonpublic information about VS&Co is prohibited from trading our securities and from disclosing material nonpublic information to other persons who may trade on the basis of that information. Certain individuals who are more likely than others to have material nonpublic information about us, including directors and executive officers, are subject to additional restrictions, such as specified trading windows, pre-clearance requirements, and transaction reporting.

The Insider Trading Policy also prohibits our directors, executive officers, and other associates who have access to material nonpublic information (“insiders”) from engaging in transactions in publicly-traded put options, call options, or other derivatives of our securities, transactions hedging the risk of ownership of our securities, including the use of financial instruments such as prepaid variable forwards, equity swaps and collars, and short sales of our securities. In addition, directors and insiders are prohibited from holding our securities in margin accounts or pledging our securities as collateral for loans. This prohibition applies to all shares held by directors and insiders without exception. Accordingly, none of our directors or executive officers have pledged shares of VS&Co common stock.

34	VS&Co | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Communications with the Board

The Board provides a process for stockholders and other interested parties to send communications to the full Board, a specific Board committee, or one or more specific directors, including the independent directors as a group. Stockholders and other interested parties wishing to communicate with the Board may send an email to BoardOfDirectors@victoria.com or mail to: Board of Directors, Four Limited Parkway, Reynoldsburg, Ohio 43068. Communications intended for one or more specific directors should be addressed to his, her, or their attention. Company management previews communications to directors and will send all appropriate communications as addressed. This information is also available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Contact the Board.

Related Party Transactions

The Board has adopted a written Related Person Transaction Policy that governs the review and, if deemed appropriate pursuant to the policy, approval and disclosure of related party transactions. The policy applies to directors, nominees for director, executive officers, stockholders owning 5% or more of our outstanding common stock, and immediate family members of those persons (each, a “related person”). Subject to certain exceptions, any financial or commercial transaction, arrangement or relationship involving VS&Co or one of its subsidiaries, in which a related person has a direct or indirect material interest, must be approved or ratified by the Board or a designated committee consisting solely of independent directors. Examples of transactions that would fall under the scope of the Related Person Transaction Policy include indebtedness, guarantees of indebtedness, the purchase or sale of goods or services, and the lease of real estate. Each director, director nominee, and executive officer must promptly inform the Corporate Secretary of any potential related party transaction, which notice must include a description of the material terms of the transaction. In reviewing any such transaction, the Board or committee will consider all material facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the interests of VS&Co and its stockholders.

Other than employment and compensation arrangements described under “Compensation Discussion and Analysis,” since February 2, 2025, there were no transactions or series of transactions, nor is there any currently proposed transaction, (i) in which VS&Co was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) in which any related person had or will have a direct or indirect material interest.

Shareholder Rights Plan

On May 19, 2025, the Board adopted a short-term shareholder rights plan (the “Rights Plan”). The Board does not presently intend to extend the Rights Plan. The Rights Plan is expected to expire pursuant to its terms on May 18, 2026.

Stockholder Engagement

We are committed to ongoing and constructive engagement with our stockholders and believe that open dialogue is fundamental to advancing our long-term strategic goals and creating sustainable stockholder value. The Board and executive management team welcome and value dialogue with stockholders and intend to foster transparent engagement with stockholders on a year-round basis. Directors and members of the executive management team are available to meet with stockholders at their request and convenience.

Throughout fiscal 2025, our CEO, Chief Financial and Operating Officer, Chair of our Board and other independent members of our Board and executive management team met with numerous stockholders, prospective investors and investment analysts and participated in several investor conferences.

We conducted outreach to stockholders holding approximately 55% of outstanding shares representing a cross-section of our institutional investor base, including index funds, and select actively managed growth- and value-oriented stockholders. We held engagement discussions with these stockholders holding approximately 42% of outstanding shares.

VS&Co | 2026 PROXY STATEMENT	35

CORPORATE GOVERNANCE

OUTSTANDING SHARES CONTACTED FOR OUTREACH IN 2025	OUTSTANDING SHARES HELD ENGAGEMENT DISCUSSIONS IN 2025

These discussions covered a range of topics including our:

• Path to Potential strategy to enhance stockholder value

• CEO transition and other key leadership appointments intended to drive growth and improve operational efficiency

• Financial performance and expectations

• Board composition and governance practices

• Executive compensation

• Risk oversight, including with respect to cybersecurity

Our engagement and outreach focused on providing visibility and transparency into our business, our performance and our long-term strategic plan, along with other related topics.

Throughout our outreach, we actively sought feedback. The insights we receive through these conversations help inform the Board’s oversight and management’s decision-making and support our ability to act in the best interests of our stockholders.

The Board periodically receives reports from management and outside consultants on stockholder and investment analyst feedback. The Board considers stockholder feedback, as appropriate, in connection with its oversight responsibilities and in evaluating potential enhancements to our practices. We view stockholder engagement as an ongoing process and remain committed to maintaining open and constructive dialogue with our stockholders.

36	VS&Co | 2026 PROXY STATEMENT

ENVIRONMENTAL AND SOCIAL SUSTAINABILITY

ENVIRONMENTAL AND SOCIAL
sustainability

Board and Management Oversight

Environmental and social matters are addressed through our executive-level ESG Committee and considered within our enterprise risk management processes. Management provides periodic updates to the Nominating and Governance Committee of the Board regarding topics affecting operations, supply chain continuity, brand trust, and regulatory compliance, including human rights and climate-related matters. These discussions inform strategic planning, sourcing decisions, and operational priorities. Day-to-day responsibility resides with management functions across sustainability, supply chain, legal, compliance, and operations.

Supply Chain and Operational Risk Management

We maintain traceability and supplier standards designed to support consistent manufacturing practices and visibility across our value chain. Suppliers are required to comply with our Supplier Code of Conduct and Supplier Guidebook, which addresses labor practices, workplace conditions, subcontracting, and business integrity. Facilities are periodically assessed against these requirements, and suppliers must maintain worker grievance mechanisms that allow concerns to be raised without retaliation. Findings from these processes inform ongoing engagement and corrective action where appropriate.

We maintain visibility into our finished goods manufacturers and material suppliers, and for certain materials such as cotton, into processors and farms. Each year, we direct-source cotton for our Signature Cotton products from four U.S. family farms, and we maintain long-standing relationships with core production partners, many of whom we have partnered with for more than twenty years. This visibility is critical to upholding our consistent manufacturing standards and helps us anticipate potential supply disruptions. We regularly evaluate our sourcing network and engage both existing and new partners to set higher standards, test new markets, and elevate production capabilities.

Climate-Related Operational Resilience

Climate-related conditions, including physical weather impacts, resource availability, and regulatory developments, may affect supply chain stability and operating costs. These considerations are incorporated into our enterprise risk assessments and sourcing decisions.

We measure our greenhouse gas emissions annually and evaluate operational and supplier practices intended to support efficiency and resilience over time. We monitor regulatory developments and adapt planning activities accordingly.

External Reporting and Regulatory Preparedness

We evaluate environmental and social disclosure expectations and reporting requirements, including emerging global regulations. During 2024, we conducted a refreshed ESG materiality assessment to reassess the environmental and social topics most relevant to our business and regulatory environment.

Additional information regarding our policies, standards, and metrics is available in our ESG reports and on the Corporate Responsibility section of our website, www.victoriassecretandco.com.

VS&Co | 2026 PROXY STATEMENT	37

HUMAN CAPITAL MANAGEMENT

Human Capital Management

Our ability to deliver sustainable growth is powered by our people. With approximately 33,000 associates worldwide, the majority of whom serve customers directly in our stores and distribution centers, human capital is a critical driver of execution, brand differentiation, and customer experience.

We are focused on building a high-performance, customer-centric culture grounded in inclusion and belonging where associates feel respected, supported, and empowered to do their best work. This culture strengthens accountability, accelerates innovation, and supports long-term stockholder value creation.

Human Capital Priorities

Our key human capital priorities include:

• Attracting, developing, and retaining top talent

• Fostering an inclusive, respectful, and engaging workplace

• Offering competitive, equitable compensation and benefits

• Maintaining safe, healthy, and ethical workplaces

Board Oversight of Human Capital

The Human Capital and Compensation Committee of the Board oversees talent strategy, leadership development, culture, engagement, succession planning, pay equity, and incentive alignment to ensure our human capital strategy supports long-term performance and aligns with stockholder interests.

Culture Built for Performance Powered by Belonging

At VS&Co, we believe strong culture and strong performance go hand in hand. A customer-centric mindset, innovation, agility, and excellence guide how we work, while our focus on belonging fosters collaboration, accountability, and engagement.

When associates feel valued and included, they perform at their best. By investing in leadership capability, encouraging open dialogue, and championing shared success, we unlock the full potential of our teams and deliver exceptional experiences for our customers.

Attracting and Developing Talent

We are committed to recruiting, retaining, and advancing top talent across the organization. Through career development programs, mentorship, and leadership training, we equip associates with the skills and experiences needed to grow and lead in a rapidly evolving retail environment.

As of January 31, 2026, we employed:

• Approximately 33,000 associates globally

• Approximately 77% in stores, 9% in distribution centers, and the remainder in corporate roles

• Approximately 21,000 part-time associates, supplemented by seasonal hires during peak periods

38	VS&Co | 2026 PROXY STATEMENT

HUMAN CAPITAL MANAGEMENT

Compensation, Benefits and Pay Equity

We recognize and reward associate contributions with competitive compensation and benefits designed to support well-being at work and at home. Our offerings include paid paternal leave, tuition assistance, wellness programs, and merchandise discounts.

We are committed to equal pay for equal work and conduct periodic third-party pay equity reviews across gender, race, and background to ensure fairness and accountability. Our compensation programs reinforce performance, alignment with business goals, and shared success.

Safe, Ethical and Respectful Workplaces

We prioritize the safety and well-being of associates, customers, and partners across all locations. Continuous investment in training, policies, and workplace safety measures helps ensure secure, supportive environments.

We promote integrity and accountability through strong governance, ethical business practices, and clear expectations. All associates complete annual Code of Conduct training and certification. Our Ethics Hotline enables confidential reporting of concerns 24/7, reinforcing a culture of trust and transparency.

Model Engagement and Photo Shoot Compliance

Our commitment to dignity and respect extends to all individuals involved in brand representation. We maintain comprehensive model engagement and photo shoot compliance protocols, overseen by our Global Ethics and Compliance team. These protocols include mandatory anti-harassment certifications, compliance monitors at all photo shoots, and clear escalation processes for concerns. These practices reinforce our values and protect the integrity of our brands.

VS&Co | 2026 PROXY STATEMENT	39

DIRECTOR COMPENSATION

Director Compensation

The Board reviews and assesses our director compensation program annually in partnership with the Human Capital and Compensation Committee and its independent compensation consultant. This assessment includes consideration of non-employee director compensation amongst the VS&Co executive compensation peer group.

	Cash	Stock (fair market value of VSCO stock on grant date)

Board Fees	$111,900	$111,900

Committee Member Fees

Audit	$12,500	$12,500

Human Capital and Compensation	$12,500	$12,500

Nominating and Governance	$10,000	$10,000

Committee Chair Fees

Audit	$20,000

Human Capital and Compensation	$15,000

Nominating and Governance	$15,000

Board Chair Fees	$100,000	$100,000

Board and committee chair fees are paid in addition to any Board and committee member fees. All cash retainers are paid quarterly in arrears. The equity compensation is granted under the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan, as amended (the “2021 Stock Plan”), and delivered in the form of unrestricted shares of VS&Co common stock generally on the date of our annual meeting of stockholders.

In 2024, stockholders approved an amendment to the 2021 Stock Plan that permits non-employee directors to defer all or part of their cash compensation into deferred shares of VS&Co common stock. VS&Co implemented the Deferred Compensation Program in 2024 that allows non-employee directors to defer their equity compensation grants into deferred share units (“DSUs”). Eight directors participated in the Deferred Compensation Program in 2025 and deferred 100% of their shares granted that year. Under the 2021 Stock Plan and the Deferred Compensation Program, DSUs are payable only in unrestricted shares of VS&Co common stock.

Effective for 2025, the Board approved an increase in the annual Board Chair fees to $100,000 in cash and $100,000 in VS&Co common stock. This decision was made after considering compensation benchmarking conducted by the independent compensation consultant, among other considerations. No changes were made to non-employee director compensation for 2026.

40	VS&Co | 2026 PROXY STATEMENT

DIRECTOR COMPENSATION

2025 Director Compensation

In 2025, compensation earned by our non-employee directors was as follows. As the Chief Executive Officer of VS&Co, Ms. Super does not receive any additional compensation for her service as a director. Ms. Super’s compensation is disclosed in the 2025 Summary Compensation Table in the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Irene Chang Britt	151,900	136,900	288,800

Sarah Davis	154,400	134,400	288,800

Jacqueline Hernández	134,400	134,400	268,800

Donna James	234,400	234,400	468,800

Rod Little	124,400	124,400	248,800

David McCreight	100,800	134,400	235,200

Mariam Naficy	121,900	121,900	243,800

Lauren Peters	136,900	136,900	273,800

Anne Sheehan	149,400	134,400	283,800

(1) Stock awards were granted under the 2021 Stock Plan. The value of the award shown for each director reflects the aggregate grant date value of the stock award, computed in accordance with Accounting Standards Codification (ASC) Topic 718 by multiplying the closing price of our common shares on the NYSE on the grant date by the number of shares awarded. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 17 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2026. All of our non-employee directors other than Mariam Naficy elected to defer delivery of 100% of their stock award pursuant to the Deferred Compensation Program and received the equivalent number of DSUs.

Stock Ownership Guidelines

Our Board and Human Capital and Compensation Committee believe it is important for our named executive officers, key members of our senior management team, and our non-employee directors to build and maintain ownership in VS&Co common stock. We believe this further aligns their financial interests with those of our stockholders and promotes the creation of long-term value. The Human Capital and Compensation Committee has established stock ownership guidelines for our non-employee directors, our named executive officers, and other members of our senior management team.

Non-employee directors must retain ownership of at least the number of shares, net of taxes at an assumed rate of 40 percent, of VS&Co common stock received as director compensation over the previous four years. As of April 15, 2026, all of our non-employee directors were in compliance with our stock ownership guidelines.

For further details on the guidelines as they relate to our named executive officers and other executive officers, please see “Stock Ownership Guidelines” in the Compensation Discussion and Analysis section below.

VS&Co | 2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION

DISCUSSION AND ANALYSIS

2025 Financial Performance

At the beginning of 2025, we laid out our Path to Potential strategy built on four pillars: supercharging our bra authority, recommitting to PINK, fueling growth in beauty and evolving our brand projection and go-to-market strategy. We also aligned our leadership structure around our brands and strategy. Our strategy, which is focused on creating emotionally compelling product, building brand heat and deepening our connection with the customer, was highlighted by the Victoria’s Secret Fashion Show in October 2025. Throughout the year, we executed our strategy with focus and discipline. In fiscal 2025:

• Comparable sales were up 5% and gross profit increased $100 million, or 4%, compared to 2024, despite net tariff pressure of approximately $85 million in 2025.

• We delivered net sales, adjusted operating income and adjusted net income per diluted share results within or better than our guidance range each quarter.(1)

• Net sales increased 5%, to $6.553 billion, compared to 2024. In North America, net sales in our stores channel increased 3% and net sales in our digital channel remained flat compared to 2024. We experienced improved average unit retail (which we define as the average price per unit purchased) and increased traffic, on a comparable basis, in our North America stores and digital channels compared to 2024. Net sales in our international channel increased 27% compared to 2024.

• Adjusted gross profit dollars increased $121 million, or 5%, to $2.427 billion compared to 2024 and adjusted gross profit rate remained flat at 37.0% compared to 2024. The rate remained flat despite net tariff costs of approximately $85 million in 2025, offset by leverage in buying and occupancy expenses driven by disciplined expense management, as well as a decrease in promotional activity and an increase in regular-priced selling.(1)

• Adjusted general, administrative and store operating expense rate decreased 10 basis points to 30.9% compared to 2024, driven by leverage on increased net sales and disciplined expense management.(1)

• Adjusted operating income increased $30 million, or 8%, to $403 million compared to 2024. The adjusted operating income rate increased to 6.1% from 6.0% in 2024.(1)

• Adjusted net income increased $32 million, or 15%, to $250 million compared to 2024, and adjusted net income per diluted share increased $0.31, or 12%, to $3.00 compared to 2024.(1)

• We exited the year with inventory levels up 12% compared to 2024, primarily related to growth in the international channel and increased average unit costs driven by the tariffs imposed in 2025.

• We generated $499 million in operating cash flows, an increase of $74 million compared to 2024 and generated adjusted free cash flow of $244 million in 2025.(2)

• We ended the year with cash and cash equivalents of $518 million, an increase of $291 million compared to 2024.

(1) Gross profit dollars for 2025 increased $100 million, or 4%, to $2.384 billion and gross profit rate, expressed as a percentage of net sales, for 2025 decreased 30 basis points to 36.4%, in each case when calculated in accordance with GAAP. General, administrative and store operating expenses for 2025 increased $139 million, or 7%, to $2.113 billion and general, administrative and store operating expense rate, expressed as a percentage of net sales, for 2025 increased 60 basis points to 32.3%, in each case when calculated in accordance with GAAP. Operating income determined in accordance with GAAP was $271 million for 2025, a decrease of 13% compared to $310 million for 2024. Operating income rate, expressed as a percentage of net sales, in 2025 and 2024 determined in accordance with GAAP was 4.1% and 5.0%, respectively. Net income and net income per diluted share determined in accordance with GAAP were $161 million and $1.93, respectively, for 2025, a decrease of 3% and 6%, respectively, compared to $165 million and $2.05, respectively, for 2024. See Appendix A for a reconciliation of adjusted financial measures to the most directly comparable GAAP financial measures.

(2) See Appendix A for a reconciliation of adjusted free cash flow to the most directly comparable financial measure determined in accordance with GAAP.

42	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Looking ahead, we will continue to build on our strengths by evolving our business, leading the industry and unlocking new opportunities. Our growth plan, which we call the “Path to Potential,” is built around four key priorities that we believe will allow us to strengthen Victoria’s Secret and PINK and evolve how we go to market and connect with our customers. These priorities are designed to accelerate growth, differentiate our brands and reinforce our authority in North America and internationally. Together with the solid operational foundation we have built, we believe these efforts position us to scale effectively and give us confidence in our ability to drive sustainable long-term value for our stockholders.

Compensation Overview and Highlights

The HCCC oversees all aspects of our executive compensation program and remains actively engaged in making any enhancements that it believes are appropriate for structuring executive compensation arrangements for VS&Co executives, including our named executive officers (“NEOs”), to promote stockholder and broader pay-for-performance alignment.

Our compensation program reflects this philosophy, and is biased meaningfully towards variable pay elements that are tied to objective performance criteria that are drivers of long-term stockholder value creation. Accordingly, compensation increases when performance is strong and decreases when performance does not meet our expectations.

The annual cash incentive opportunity is linked to achievement of seasonal and annual operating income and net sales goals. The long-term incentive plans include performance share units that are tied to three-year operating income goals and three-year relative total shareholder return. In 2025, the business returned to growth with 5% year-over-year comparable sales growth. Our 2023 PSU awards vested at the end of 2025 and paid out at 86% of target, while our 2025 annual incentive compensation plan paid out at 154% of target for those who participated the full year.

We believe our strong performance in fiscal 2025 demonstrates meaningful progress toward our Path to Potential long-term strategic plan, despite a challenging environment. For a summary of our financial results in fiscal 2025, see “2025 Financial Performance” above. For detailed information on our 2025 financial results, please refer to our 2025 Annual Report.

In 2025, we reorganized our executive leadership team to sharpen focus on brand health and growth. A brand president model was established, and Brand Presidents were appointed for Victoria’s Secret, PINK and Beauty. The role of Chief Operating Officer was eliminated and as a result, Dein Boyle left the Company. Scott Sekella assumed additional responsibilities and was promoted to Chief Financial and Operating Officer. Elizabeth Preis, who had joined the Company in May 2025 as Chief Marketing Officer, assumed additional responsibilities and was promoted to Chief Marketing and Customer Officer as part of the reorganization.

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for the following individuals, all of whom were deemed to be NEOs for fiscal 2025. The titles shown below represent each NEO’s title as of the end of fiscal 2025.

Name	Title
Hillary Super	Chief Executive Officer
Scott Sekella	Chief Financial and Operating Officer
Melinda McAfee	Chief Human Resources and Legal Officer
Elizabeth Preis	Chief Marketing and Customer Officer

Dein Boyle(1)	Former Chief Operating Officer

(1) Mr. Boyle was terminated by the Company without cause from his role as Chief Operating Officer effective as of August 19, 2025 and remained employed by the Company in a non-executive capacity through December 31, 2025.

VS&Co | 2026 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement

We are committed to ongoing and constructive engagement with our stockholders and believe that open dialogue is fundamental to advancing our long-term strategic goals and creating sustainable stockholder value. The Board and executive management team welcome and value dialogue with stockholders and intend to foster transparent engagement with stockholders on a year-round basis. Directors and members of the executive management team are available to meet with stockholders at their request and convenience.

Throughout fiscal 2025, our CEO, Chief Financial and Operating Officer, Chair of our Board and other independent members of our Board and executive management team met with numerous stockholders, prospective investors and investment analysts and participated in several investor conferences.

We conducted outreach to stockholders holding approximately 55% of outstanding shares representing a cross-section of our institutional investor base, including index funds, and select actively managed growth- and value-oriented stockholders. We held engagement discussions with these stockholders holding approximately 42% of outstanding shares.

Say-on-Pay

We held an advisory vote on executive compensation at our 2025 annual meeting of stockholders (referred to as the “say-on-pay” vote), pursuant to which the majority of the votes cast (76%) approved the compensation of our NEOs. The HCCC carefully considered the results of this vote—including any feedback received in direct dialogue with stockholders—in making go-forward decisions about our executive compensation program. In our outreach described above, we received no feedback from stockholders on our executive compensation program.

We are committed to ongoing, productive engagement with our stockholders regarding our executive compensation philosophy and practices. The HCCC and management welcome and value this dialogue. At the request of any stockholder, members of the HCCC and the executive management team are available to discuss our executive compensation program.

Stockholders who wish to raise questions or provide feedback may contact the HCCC by writing to Board of Directors, Four Limited Parkway, Reynoldsburg, OH 43068, or by emailing our Board at BoardofDirectors@victoria.com.

Say-on-Frequency

We held an advisory vote on the frequency of future say-on-pay advisory votes (referred to as the “say-on-frequency” vote) at our 2022 annual meeting of stockholders, pursuant to which the majority of the votes cast (99%) voted to hold our say-on-pay votes every year. The HCCC considered the outcome of this advisory vote and determined that future say-on-pay votes will be conducted every year. The HCCC will re-evaluate this determination after the next stockholder advisory say-on-frequency vote, which will be at the Company’s 2028 annual meeting of stockholders unless presented earlier.

Compensation Program

Executive Compensation Guiding Principles and Philosophy

Six guiding principles frame our executive compensation philosophy.

The Guiding Principles are to:

• Support the customers’ experience through pay design and delivery

• Drive VS&Co’s intended vision, values and culture through what is measured and rewarded

• Foster collaboration in business objective achievement through a foundational “One VS&Co” mindset

• Facilitate an organizational culture of pay-for-performance

• Allow for appropriate flexibility and agility to meet ongoing talent attraction, retention and motivation needs

• Deliver compensation that is simple to communicate, operate and understand

44	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Philosophy
Purpose of the Executive Compensation Program

• Provide a roadmap for aligning executive interests with long-term stockholder value creation.

• Enable the attraction, retention and motivation of executive talent by establishing compensation design and opportunities that provide a compelling and affordable value proposition.

• Establish a clear linkage between pay outcomes and both annual and sustained, long-term results that drive long-term stockholder value—measured against both internal goals and external evaluation.

• Support collaboration in the execution of the Path to Potential strategic growth plan, including achievement of business, talent and cultural objectives.

Role and Mix of Pay Elements

• Base Salary. Provides fixed pay commensurate with an individual’s level/grade, internal equity, criticality of role, experience, skills (and external market for such skills), and/or performance; serves as baseline attraction and retention tool for a talent strategy aimed to recruit top talent.

• Short-Term Incentive Plan (“STIP”). Provides a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with short-term financial, operational and/or strategic goals and performance. Performance should contemplate enterprise-wide measurement to drive collaboration and re-enforce the One VS&Co mindset.

• Long-Term Incentive Plan (“LTIP”). Provides a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with the long-term financial, operational and/or strategic business objectives of VS&Co and its stockholders. The LTIP drives retention, ownership mentality, and accountability to external market evaluation of VS&Co.

• Pay Mix. Fixed components (base salary) should comprise a minority of the pay mix for executives. Variable components (STIP and LTIP) should comprise the majority of the pay mix. LTIP should make up the largest component of pay at the top levels of the organization.

• Rigor of Goal-Setting. Our STIP and LTIP goals are designed to challenge executives to achieve a high level of performance and are calibrated to deliver value creation to stockholders in order for our executives to earn cash and equity incentives at target levels.

Market Position

• Publicly disclosed pay data from the executive compensation peer group serves as the primary market reference for the compensation of our executive officers.

• VS&Co does not specifically set its executive compensation against its peer group. Instead, it considers peer group comparisons as one of several factors in making executive compensation decisions as described below.

• Pay outcomes will flex up and down commensurately with performance, such that above target performance will generally yield above median compensation and below target performance will generally yield below median compensation.

Internal vs External Focus

• Guideline pay structures and incentive targets will be informed by external market data, primarily from the retail industry.

• An individual’s placement within those structures will be influenced by internal considerations (e.g., internal equity, skill, performance and potential).

• Goal: deliver compensation that is fair, consistent and enables VS&Co to achieve its talent strategy.

Inclusion and Belonging

• Inclusion and belonging play an integral part of our overall employee value proposition.

• We do not use quantitative performance metrics related to inclusion or belonging in our executive compensation program.

Communication and Transparency

• We emphasize transparency regarding our compensation programs through education, understanding and multiple communication channels.

• We provide regular updates to participants on progress against business goals and specifically, incentive plan goals.

VS&Co | 2026 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

These Principles in Practice—2025 Pay Mix

We have evolved our executive compensation philosophy and program over the past several years to further enhance our pay-for-performance orientation. As described below, our executive compensation program at target drives pay for performance through meaningful at-risk compensation. The charts below show the percentage of our executives’ pay that is at-risk and directly tied to company performance. The Chief Executive Officer chart describes Ms. Super’s 2025 compensation. The Other Named Executives chart describes the compensation of our NEOs who are current executive officers (Mr. Sekella, Ms. McAfee and Ms. Preis), other than Ms. Super.

Chief Executive Officer
Mix of Pay Elements
89%
At Risk
11%
19%
70%
Other Named Executives
Average Mix of Pay Elements
76%
At Risk
24%
24%
52%
Base Salary
Annual Cash Incentive
Long Term Incentive

46	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Governance Practices

We endeavor to maintain high standards with respect to the governance of our executive compensation program. Key features of our policies and practices that motivate and drive performance of our executives and align their interests with stockholders are as follows:

What We Do	What We Don’t Do
Put meaningful compensation at risk: On average, approximately 79% of our NEOs’ pay is dependent upon company performance, which aligns the interests of our executives with those of our stockholders.	No tax gross-ups upon a change in control.
No hedging or pledging of VS&Co shares is permitted under our Insider Trading Policy.
Maintain stock ownership guidelines: Set at six times base salary for our CEO and three times base salary for other NEOs.	No re-pricing or cash-out of underwater stock options without stockholder approval.
Require double-trigger vesting of equity awards upon a change in control under our long-term incentive plan.	No discounted equity grants.
Enforce our Clawback Policy as described under “Compensation Governance—Recovery of Cash Bonus and Stock Compensation.”	No guaranteed increases to pay.
Fixed share authorization: Long-term incentive plan does not provide for an evergreen feature that would automatically replenish the shares authorized for issuance.
Regularly evaluate share utilization levels and review the dilutive impact of stock compensation.
Independent compensation committee: Our HCCC is composed solely of independent directors.
Work with an independent compensation consultant retained by the HCCC.
Cap our incentive plans: The maximum payout for our short- and long-term incentive compensation programs is 215% and 200% of target, respectively.
Grant stock with vesting periods of at least one year (subject to certain exceptions).

Conduct an annual review of our pay programs to ensure we reward executives for performance against clear metrics that align with our long-term strategic plan and stockholder interests, retain top talent, and discourage unnecessary risk taking by our executives.

Compensation Governance Processes

Human Capital and Compensation Committee

The HCCC is composed entirely of independent directors and oversees our programs, policies, practices, and strategies relating to culture, talent, and executive compensation. All HCCC members meet applicable independence and other NYSE requirements. HCCC members were selected based on their knowledge and experience in human capital management and compensation matters from both their professional experience and their roles on other public company boards.

VS&Co | 2026 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

As permitted by its charter, the HCCC retained Semler Brossy as its independent executive compensation consultant. The HCCC has the sole authority to retain and terminate any independent executive compensation consultant.

The HCCC, considering recommendations from VS&Co management, determines the work to be performed by Semler Brossy. Semler Brossy works with management to gather data required in preparing analyses for HCCC review. Specifically, the services Semler Brossy provides include:

• Assisting in the evaluation of and providing recommendations for the CEO’s and other executives’ compensation

• Informing the HCCC of evolving market practices

• Consulting on executive compensation strategy and program design

• Analyzing the competitiveness of executive pay • Assisting in the selection of our executive compensation peer group • Assisting with and reviewing our CD&A disclosure

On an annual basis, the HCCC evaluates the performance of Semler Brossy and analyzes whether its work raises any conflicts of interest. In 2025, the HCCC concluded that Semler Brossy is independent from VS&Co and the work performed by Semler Brossy has not created any conflict of interest.

Compensation Comparison

We compare our executive compensation with publicly available data, including the executive compensation paid by our peer group companies, in order to ensure our pay programs remain competitive with market practice. In consultation with management and with advice of its independent advisors, the HCCC reviewed and affirmed the prior fiscal year’s executive compensation peer group for fiscal 2025.

The HCCC used the following criteria to select the peer group:

• Businesses that are generally similar to VS&Co in:

▪ industry classification,

▪ size (generally falling in the range of 0.5 to 2x our revenue and 0.25 to 4x our market capitalization),

▪ global footprint, and

▪ business and/or merchandise focus;

• Retailers that compete with VS&Co for executive talent; and • Similar business model, i.e., specialty store retailers.

48	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation peer group for fiscal 2025 includes the following companies:

Abercrombie & Fitch Co.	lululemon athletica inc.
American Eagle Outfitters, Inc.	PVH Corp.
Bath and Body Works, Inc.	Ralph Lauren Corporation
Big Lots, Inc.	Ross Stores, Inc.
Burlington Stores, Inc.	Tapestry, Inc.
Capri Holdings Limited	Ulta Beauty, Inc.
Gap, Inc.	Under Armour, Inc.
G-III Apparel Group, Ltd.	Urban Outfitters, Inc.
Hanesbrands Inc.	V.F. Corporation
Levi Strauss & Co.	Williams-Sonoma, Inc.

For fiscal 2026, changes to the peer group were required due to the bankruptcy of Big Lots. Following a study by the HCCC’s independent compensation consultant, the HCCC approved the removal of Big Lots and the remaining off-price retailers (Burlington Stores and Ross Stores) from the peer group and the addition of Columbia Sportswear and Signet Jewelers.

We do not specifically set our executive compensation against the peer group. Instead, the HCCC considers peer group comparisons provided by its independent compensation consultant as one of several factors in making executive compensation decisions.

Compensation Setting Process

The HCCC, in consultation with its independent compensation consultant and with input from all independent directors, approves the compensation of the CEO. The HCCC, with the input of all independent directors, also oversees the evaluation process for the CEO. The HCCC reviews and approves the compensation for all of VS&Co’s other named executive officers, including the approval of equity award grants to such executives.

Target compensation for executive officers is reviewed annually and is designed to reward performance, incentivize future performance and be competitive with the external market for talent.

NEO Compensation Components

Base Salary

The table below reflects the base salaries for each NEO as of the end of fiscal 2025.

NEO	2025 Base Salary ($)

Ms. Super	1,227,000
Mr. Sekella	825,000
Ms. McAfee	775,000
Ms. Preis	775,000

Mr. Boyle	950,000

VS&Co | 2026 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

Ms. Super received a 2.25% merit adjustment increase and Ms. McAfee received a 3.3% merit adjustment increase as a result of the annual review process at the beginning of 2025. Following Mr. Sekella’s mid-year promotion to Chief Financial and Operating Officer, his base salary was increased 10% to $825,000 effective August 2025. Following Ms. Preis’s mid-year promotion to Chief Marketing and Customer Officer, her base salary was increased 6.9% to $775,000 effective August 2025.

The following factors were considered by the HCCC in determining executive base salary adjustments:

• Scope and responsibility of the executive’s position

• Achievement of seasonal and annual business goals

• Compensation paid by competitors for comparable positions

• Recruitment, retention and development of leadership talent

• Expectations for future growth • The appropriate balancing of the executive’s base salary against their short-term and long-term incentive compensation

Short-Term Performance-Based Cash Incentive Compensation

For 2025, the short-term incentive plan (the “STIP”) was paid pursuant to the Victoria’s Secret & Co. 2021 Cash Incentive Compensation Performance Plan. The HCCC, in consultation with its independent compensation consultant, reviews performance metrics, performance periods, vesting and other terms and conditions applicable to the STIP as appropriate for VS&Co considering our business goals and strategy.

The STIP performance metrics applicable to executives, including our NEOs, in 2025 was as follows:

Performance Period	Weighting	Metric	Weighting

Spring	30%	Adjusted Operating Income	75%
		Net Sales	25%
Fall	45%	Adjusted Operating Income	75%
		Net Sales	25%
Annual	25%	Adjusted Operating Income	75%
		Net Sales	25%

The seasonal component of the STIP focuses on achievement of six-month goals, reflecting VS&Co’s two selling seasons: Spring (the first and second fiscal quarters) and Fall (the third and fourth fiscal quarters). The Fall season, which includes holiday sales, is weighted more heavily than Spring because of its importance to VS&Co’s profitability. The use of seasonal performance periods in the plan design reflects the belief that achievement of short-term goals season after season aligns with our business strategy and helps drive and maintain long-term value for stockholders. The annual performance period measures achievement of goals over the full fiscal year.

In line with our strategic plan to be a profitable growth company, our STIP, which we refer to as the Incentive Compensation (“IC”) program, utilizes both a sales metric and an earnings metric. Greater weighting is assigned to the adjusted operating income metric because it is a performance measure over which all plan participants can have significant impact and is also directly linked to the long-term strategic plan and performance that drives sustainable stockholder value.

The Company’s non‑GAAP operating income metric used to calculate performance under the IC program excludes material, non‑recurring items that are not reflective of ongoing operating performance. Adjustments of this nature—and those occurring outside the normal course of business—have been consistently excluded from the IC calculation in accordance with the Company’s established methodology.

50	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

For 2025, adjustments to operating income calculated in accordance with GAAP primarily related to:

• One‑time impacts associated with the Adore Me business, including impairment charges, inventory write‑downs, and acquisition‑related amortization;

• Favorable legal settlements and other restructuring‑related items; and

• Material legal or operational matters occurring outside the ordinary course of business.

Adjusted operating income did not adjust for the impact of tariffs, gift‑card breakage benefit (for the Fall season and full fiscal year), or certain legal fees related to normal operations, as these items were considered part of normal operating performance for the period.

These adjustments were approved by the HCCC to ensure that IC outcomes reflect underlying operational results and maintain consistency with the Company’s long‑standing non‑GAAP approach to measuring operating income performance for this purpose.

At the beginning of each fiscal year, operating income and net sales targets are set by the HCCC. The targets are based on:

• An analysis of historical performance • Operating income and net sales goals • Overall economic environment including financial results of other comparable businesses	• Management’s recommendations • Progress toward achieving our long-term strategic plan

The table below shows (i) the operating income and net sales goals for each performance period required to earn short-term performance-based incentive compensation at threshold, target and maximum payouts, (ii) actual performance for the period, and (iii) the corresponding payout per the plan design for threshold, target, maximum and actual performance.

	Fiscal 2025 Spring Season				Fiscal 2025 Fall Season				Fiscal 2025 Annual

	Threshold	Target(1)	Maximum	Actual(2)	Threshold	Target(1)	Maximum	Actual(2)	Threshold	Target(1)	Maximum	Actual(2)

Net Sales ($ millions)	2,605	2,700	2,770	2,699	3,300	3,395	3,485	3,634	6,185	6,405	6,595	6,553

Operating Income ($ millions)	80	100	135	101	195	265	335	346	280	380	485	403

Plan Payout	20%	100%	200%	100%	20%	100%	200%	200%	20%	100%	200%	135.6%

(1) Operating income and net sales goals and performance for VS&Co reflect goals and performance for the total segment, including international operations and North America operations. Adore Me targets and performance are included in the annual performance period only.

(2) Actual performance presents operating income on an adjusted basis that removes certain non-recurring, infrequent or unusual items that are not indicative of ongoing operations due to their size and nature. VS&Co uses adjusted financial information as key performance measures of results for purposes of evaluating performance internally, including with respect to the short-term cash incentive compensation program. These adjusted amounts may not correspond to adjusted amounts reported externally.

Performance between threshold and target and target and maximum is interpolated to determine payout percentage beginning at 20% for threshold performance up to 200% at maximum performance.

Financial performance targets are intended to reflect the Company’s strategic priorities and the expected operating environment for the year. Net sales targets were set, on average, approximately 3% above prior‑year actual results. Operating income targets were set approximately 2% above prior‑year actual operating income results; however, after normalizing for non‑recurring benefits realized in 2024 and for one‑time investments planned in 2025, the operating income target represented a 14% year‑over‑year increase.

In evaluating the appropriateness of the performance goals, the HCCC considered the relationship between the expected increase in operating income and the potential range of short‑term incentive payouts to help ensure alignment between Company performance and compensation outcomes. The 2025 targets were designed to reflect the Company’s growth trajectory at the end of 2024 while excluding non‑recurring items such as gains related to the sale of certain non-store corporate-related assets and reductions in employee‑related benefit costs.

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COMPENSATION DISCUSSION AND ANALYSIS

The performance goals were approved prior to the early-April “Liberation Day” announcement and therefore did not incorporate the subsequent estimated $130 million tariff impact. Through swift operational actions, the Company mitigated approximately $45 million of this impact, and stronger‑than‑planned sales and margin performance offset the remaining deficit. No adjustments were made to the IC program for tariff impacts.

The Company’s full‑year financial results generated the following payout outcomes under the short‑term incentive plan:

• Target payout for the Spring performance period;

• Maximum payout for the Fall performance period; and

• Above-target payout for the full year performance period.

In 2025, the HCCC continued the use of a strategic modifier to IC for executive leadership (first introduced for 2024). The purpose of the strategic modifier is to incorporate a balanced scorecard approach to focus leadership on key objectives critical to the Company’s long‑term success, including initiatives that may not immediately affect net sales or operating income. For 2025, the strategic metric consisted of two components: Mitigating Tariff Impact and Strategic Change Leadership.

Mitigating Tariff Impact:
This component measured progress against initiatives intended to mitigate the estimated $130 million tariff impact. Key actions included vendor negotiations, production shifts, lower‑cost transportation alternatives, pricing and promotional optimization, and reductions in general, administrative and store operating expenses (SG&A) and capital expenditures.

Strategic Change Leadership:
This component was designed to enhance leadership effectiveness by encouraging collaboration, improved communication, cross‑functional alignment, and performance accountability. Progress was evaluated through multiple 360‑degree assessments, professional coaching, and ongoing feedback throughout the year.

Each component was measured on an annual basis and included defined performance ranges with corresponding payout opportunities. Together, the two components acted as a modifier to participants’ total annual IC payout, increasing or decreasing the target award by up to ±15%, as determined by the HCCC.

During 2025, the team successfully mitigated approximately $45 million of the $130 million tariff impact and developed actionable plans to address the remaining portion in 2026. In addition, senior leadership demonstrated greater organizational agility, openness to change, improved decision‑making speed, and enhanced collaboration in support of the Company’s strategic transformation. Senior leadership provided quarterly updates to the HCCC on progress against these goals. Based on 2025 performance, the HCCC approved a +15% of target payout for the strategic modifier.

Short-term cash incentive compensation targets are set as a percentage of base salary with the amount earned ranging from zero to double the target incentive, based on the extent to which financial performance goals are achieved or exceeded.

Payouts for fiscal 2025 performance are set forth below and in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table. Spring, Fall and annual payouts reflect the actual, quantitative results compared to targets originally set at the beginning of each period.

52	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Total Fiscal 2025 Short-Term Incentive Payout

	Target (% of Base Salary) (%)	Fiscal 2025 Spring Incentive Performance Percentage Achieved (%)(1)	Fiscal 2025 Fall Incentive Performance Percentage Achieved (%)(2)	Fiscal 2025 Annual Incentive Performance Percentage Achieved (%)(3)	Fiscal 2025 Strategic Incentive Performance Percentage Achieved (%)(4)	Total Weighted Fiscal 2025 Performance Achieved (%)	Total Fiscal 2025 Payout ($)

Ms. Super	175%	100%	200%	135.6%	15%	154%	3,626,705
Mr. Sekella (5)	100%	100%	200%	135.6%	15%	154%	1,342,683
Ms. McAfee	100%	100%	200%	135.6%	15%	154%	1,308,975
Ms. Preis (6)	100%	100%	200%	135.6%	15%	154%	979,231

Mr. Boyle (7)	125%	100%	200%	135.6%	15%	154%	2,005,688

(1) Actual payout amounts received are: Ms.Super—$644,175; Mr. Sekella—$225,000; Ms. McAfee—$232,500; Ms. Preis—$65,011; and Mr. Boyle—$356,250.

(2) Actual payout amounts received are: Ms. Super—$1,932,525; Mr. Sekella—$734,712; Ms. McAfee—$697,500; Ms. Preis—$677,250; and Mr. Boyle —$1,068,750.

(3) Actual payout amounts received are: Ms. Super—$727,918; Mr. Sekella—$265,496; Ms. McAfee—$262,725; Ms. Preis—$164,280; and Mr. Boyle—$402,563.

(4) Actual payout amounts received are: Ms. Super—$322,088; Mr. Sekella —$117,476; Ms. McAfee—$116,250; Ms. Preis—$72,690; and Mr. Boyle—$178,125.

(5) Mr. Sekella’s payout was pro-rated based on the number of days his base salary increase was in effect before and after his promotion.

(6) Ms. Preis’s target IC payout was established at the time she joined VS&Co. In August 2025, her IC target was increased from 80% to 100% in connection with her promotion to Chief Marketing and Customer Officer. Her payout was pro-rated based on her start date relative to the applicable performance period and the number of days her base salary and IC target increases were in effect before and after her promotion.

(7) Mr. Boyle was eligible for IC payouts in accordance with the terms of his termination of employment. For information on the compensation he received in connection with his termination, see “Termination Benefits: Severance and Change in Control Agreements” below.

Long-Term Equity Compensation

For fiscal 2025, the HCCC, in consultation with its independent compensation consultant, reviewed the long-term performance metrics, vesting, and other terms and conditions of our long-term incentive (“LTI”) compensation structure and approved the following terms for the LTI program, which were consistent with 2023 and 2024:

• The CEO and other executive officers receive a mix of performance share units (“PSUs”) and time-vested restricted stock units (“RSUs”).

• The CEO’s award is more heavily weighted to PSUs (60% of total LTI).

• The other executive officers have an equal portion of their LTI award in PSUs and RSUs.

The HCCC believes it is important that all executive officers receive performance-based LTI compensation, such as PSUs, to align the interests of the executive with our stockholders.

RSUs vest 30% on the first and second anniversary of the grant date; the remaining 40% vests on the third anniversary of the grant date. PSUs vest at the end of a three-year performance period based on the Company’s achievement of performance-based metrics. For fiscal 2025, PSU metrics were a combination of three-year operating income goals and three-year relative total shareholder return compared to the S&P 1500 Specialty Retail Index.

The HCCC approved the three‑year operating income targets at the beginning of the performance period. The overall three‑year target is comprised of three one‑year operating income goals, each established at the beginning of 2025. Performance against each annual goal is assessed independently, and the final payout for the three‑year performance period is determined by averaging the achievement levels for each of the three years.

The operating income goals for PSUs granted in 2025 are designed to support sustained profitability and long‑term stockholder value. The three‑year plan reflects a targeted operating income compound annual growth rate (“CAGR”) of low double-digits,

VS&Co | 2026 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

supported by assumptions of single‑digit sales growth and a corresponding reduction in expense growth over the period. For the three‑year performance period, the operating income CAGR required for threshold and maximum payout levels was flat and 15%, respectively.

For the portion of the PSU payout measured by relative total shareholder return, return on VS&Co common stock is ranked against the S&P 1500 Specialty Retail Index and the payout is earned as shown below. Interpolation for payout is used for achievement between 25th and 50th percentile and 50th and 75th percentile.

Performance	Payout
Below 25th Percentile	—%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	200%

The two PSU metrics are weighted equally. The two metrics strike a balance between an internal directly controllable metric and a metric that acts as an external measure of our success compared to other specialty retail peers.

In determining the size of any grants of equity awards, the HCCC takes into account the applicable executive’s individual performance (including contribution to the achievement of business goals, execution of retail fundamentals and accomplishment of talent and cultural objectives), company performance, competitive practice, our overall equity compensation expense budget, stockholder dilution, internal equity, and retention risk.

The table below shows the long-term incentive awards granted to our NEOs in connection with our annual grant in 2025.

	RSUs ($)	PSUs ($)	Total ($)

Ms. Super	3,080,000	4,620,000	7,700,000
Mr. Sekella(1)	750,000	750,000	1,500,000
Ms. McAfee	1,162,500	1,162,500	2,325,000
Ms. Preis(2)	725,000	725,000	1,450,000

Mr. Boyle	1,425,000	1,425,000	2,850,000

(1) Mr. Sekella joined VS&Co on January 29, 2025. His annual RSU award was granted in February 2025 upon his hire.

(2) Ms. Preis joined VS&Co on May 27, 2025. Her annual RSU and PSU awards were granted in June 2025 upon her hire.

2023 Performance Share Units

Achievement of Performance Objectives

The PSUs granted under our executive compensation program in fiscal 2023 were designed to drive profitable growth through a three-year cumulative operating income goal. The internal operating income metric was equally balanced with an external rTSR metric that compares our performance against the returns of the S&P 1500 Specialty Retail Index over the same three-year performance period.

The potential vesting range as a percentage of the target award was 0% to 200%. At the beginning of the three-year period, the HCCC established quantitative goals for operating income, the attainment of which would have resulted in meaningful improvement over the three-year period. Achievement of the goals was assessed objectively by the HCCC at the end of the performance period.

54	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The HCCC designed the 2023 PSU program to balance internal financial performance with relative stockholder value creation by weighting results between operating income growth and rTSR. The rTSR metric compares the Company’s performance to other specialty retailers facing similar market conditions.

Relative Total Shareholder Return (rTSR):

Over the three‑year performance period, the Company generated a total shareholder return of +54.7%, which ranked 16th out of 48 companies in the S&P 1500 Specialty Retail Index, placing VS&Co at the 68th percentile. This performance resulted in a payout for the rTSR component of 172.0%.

Three‑Year Operating Income:

The three‑year operating income goals were set at the beginning of the performance period, with threshold, target, and maximum payout levels of $1,770 million, $1,955 million, and $2,150 million, respectively. The Company achieved $1,076 million in adjusted operating income over the three‑year period, which was below the threshold level, resulting in a 0% payout for this metric.

The combined performance with respect to the operating income and rTSR metrics resulted in a total payout of 86.0% of target for the three‑year performance period.

Final Payout

In March 2026, the HCCC certified payout of the PSUs granted in 2023 at 86% of target. The table below shows the number of shares of VS&Co common stock received by the NEOs as a result of the vesting of the 2023 PSU awards. Only Ms. McAfee and Mr. Boyle received PSU awards in 2023.

Name	Target PSU Award (number of shares)	Percentage Payout	Vested PSU Award (number of shares)

Ms. McAfee	23,554	86.0%	20,256

Mr. Boyle	13,645	86.0%	11,735

Inducement LTI Awards

Following Mr. Sekella’s mid-year promotion to Chief Financial and Operating Officer, the HCCC approved a one-time grant of RSUs with a grant date value of $250,000. This value represents the additional 0.5x base salary increase in Mr. Sekella’s annual LTI target, pro-rated to the effective date of his promotion. The grant vests 30% on the first and second anniversary of the grant date; the remaining 40% vests on the third anniversary of the grant date.

Retirement and Other Post-Employment Benefits

Retirement and other post-employment benefits consist of qualified retirement plan benefits and termination benefits. VS&Co does not have a non-qualified deferred compensation plan for executives but may create one in the future.

401(k) Plan

VS&Co’s qualified plan (the “401(k) Plan”) is available to all VS&Co associates who meet certain age and service requirements. Associates can contribute up to the amounts allowable under Section 401 of the Internal Revenue Code. VS&Co matches associates’ contributions according to a predetermined formula and may contribute additional amounts based on company performance and associates’ eligible annual compensation and years of service. Associates’ contributions and VS&Co’s matching contributions to the 401(k) Plan vest immediately. Additional VS&Co contributions and the related investment earnings are subject to vesting based on years of service.

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COMPENSATION DISCUSSION AND ANALYSIS

Termination Benefits: Severance and Change in Control Agreements

VS&Co has entered into severance and change in control agreements with certain executives, including Mses. Super, McAfee and Preis and Mr. Sekella. For additional information regarding these arrangements, see “Estimated Post-Employment Payments and Benefits” below.

Upon a change in control of VS&Co, executives’ equity awards will only vest if the executive’s employment is terminated by the executive for good reason or by VS&Co other than for cause within 24 months of the change in control. None of our executives, including our NEOs, is entitled to a tax gross-up for any excise taxes on compensation paid in connection with a change in control.

Perquisites

VS&Co provides its executives with perquisites that the HCCC has determined are reasonable and in the best interests of the Company and its stockholders. The HCCC regularly evaluates the continued appropriateness of executive perquisites. These perquisites may include supplemental disability and life insurance coverage provided by VS&Co for associates at the Vice President level and above, including our NEOs.

We provide certain personal security services to our executives based on an independent third-party assessment of risk. We believe these personal security services are consistent with prevailing practice among high-profile, customer centric companies and benefit us as those security services are intended to help our executives more securely and safely perform their job duties. Although the provision of the security services arises from the nature of our executives’ employment duties, public profiles, and the location of our places of business, the costs associated with certain of those security services, including security services provided during travel to and from work, are considered disclosable perquisites under the SEC’s compensation rules.

The incremental cost of providing such perquisites to our named executive officers is included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table and further described in the footnotes to the table.

Compensation Governance

Tax Deductibility

While the exception to Section 162(m) of the Internal Revenue Code deduction limitation for performance-based compensation no longer applies, such that compensation to certain executive officers that is more than $1 million is generally not deductible, the HCCC retains the flexibility to award and pay compensation if, in the exercise of its business judgment, it believes such compensation is in the Company’s best interest.

Stock Ownership Guidelines

The HCCC encourages VS&Co stock ownership by our executives through stock ownership guidelines that promote a long-term focus on performance, discourage inappropriate risk-taking and align the interests of our executives with those of our stockholders. Stock ownership guidelines can be met through direct or beneficial ownership of VS&Co common stock, including VS&Co common stock held under stock incentive and retirement plans. Unvested RSUs count towards ownership guidelines, but in-the-money stock options and unvested PSUs do not.

Our CEO is required to maintain beneficial ownership of VS&Co common stock with a value of six times her base salary within five years of becoming subject to the stock ownership guidelines. Our other covered executives, including the NEOs, are required to maintain beneficial ownership of VS&Co common stock with a value of three times such executive’s base salary within five years of becoming subject to the stock ownership guidelines. Members of the Board of Directors are required to maintain at least the number of net shares received as compensation for their service on the Board over the previous four years. All of our executive officers and directors are currently on track for compliance with the ownership guidelines by the required deadlines.

Recovery of Cash Bonus and Stock Compensation

In 2022, the HCCC adopted a Clawback Policy aligned with corporate governance best practice. Our Clawback Policy includes a cause-related clawback provision that applies to all cash-based performance or incentive compensation and both time- and

56	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

performance-based equity compensation granted, awarded, issued, paid or payable for all Senior Vice Presidents and above, including our NEOs. The HCCC determines if a cause-related clawback trigger exists. The triggers are defined as:

• an executive was grossly negligent in the performance of duties;

• an executive has pled “guilty” or “no contest” to, or has been convicted of, an act which is defined as a felony under applicable federal or state law;

• an executive has engaged in misconduct in bad faith that could reasonably be expected to materially harm the Company’s business or its reputation; or

• an executive has violated a material provision of the Company’s Code of Conduct, including, but not limited to, committing Subject Conduct or other violations of the Company’s Discrimination, Anti-Harassment, Sexual Harassment and Non-Retaliation policies. “Subject Conduct” means sexual harassment (including creation of a hostile work environment), gender discrimination and retaliation.

The policy was further revised in 2023 to comply with new SEC rules and NYSE listing standards. Our Clawback Policy is filed as an exhibit to our 2025 Annual Report.

Policy Regarding Hedging or Pledging

The VS&Co Insider Trading Policy prohibits our directors and executives, including our NEOs, from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VS&Co securities, transactions hedging the risk of ownership of VS&Co securities, and short sales of VS&Co securities. In addition, directors and executives, including our NEOs, are prohibited from holding VS&Co securities in margin accounts or pledging VS&Co securities as collateral for loans.

Risk Assessment

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for IC payouts and the equity compensation programs, stock ownership guidelines for NEOs, as well as the multi-year vesting schedules for equity awards encourage executives and other associates to maintain both a short- and long-term view with respect to Company performance.

Equity Award Grant Practices

We do not currently grant stock options, stock appreciation rights or similar option-like instruments, and do not currently plan to grant such awards. Accordingly, the Company does not maintain formal policies regarding the timing of option awards in relation to the disclosure of material nonpublic information. In the event that the HCCC determines to grant stock options or similar option-like instruments, the Board or HCCC will evaluate the proper steps to take in relation to the timing of such awards.

Compensation Committee Report

The Human Capital and Compensation Committee of the Board of Directors is composed of five directors who are independent, as defined under the NYSE listing standards. Additionally, each member of the Human Capital and Compensation Committee is a “non-employee director” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934, as amended.

The Human Capital and Compensation Committee has reviewed and discussed the CD&A with management. Based on that review and discussion, the Human Capital and Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and in the Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

Human Capital and Compensation Committee

Irene Chang Britt, Chair Lauren Peters

Jacqueline Hernández Anne Sheehan

Rod Little

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Tables

2025 Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our NEOs for the fiscal year ended January 31, 2026.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Hillary Super	2025	1,222,846	1,000,000	8,039,570	—	3,626,705	492,373	14,381,494
Chief Executive Officer	2024	481,319		5,750,004	—	1,532,621	769,426	8,533,370
Scott Sekella	2025	783,173	100,000	1,805,136	—	1,342,683	317	4,031,309
Chief Financial and Operating Officer	2024	8,242	—	—	—	14,255	5	22,502
Melinda McAfee	2025	771,154	—	2,410,449	—	1,308,975	23,664	4,514,242
Chief Human Resources and Legal Officer	2024	746,154	—	2,259,559	—	943,238	22,991	3,971,942
	2023	720,755	—	1,560,183	—	254,149	29,695	2,564,782
Elizabeth Preis	2025	519,918	—	1,503,306	—	979,231	218,771	3,221,226
Chief Marketing and Customer Officer

Dein Boyle	2025	869,093	—	2,954,746	—	2,005,688	99,424	5,928,951
Former Chief Operating Officer	2024	861,154	—	868,695	—	1,359,834	25,656	3,115,339

(1) The amounts reported for 2025 represent one-time payments to Ms. Super and Mr. Sekella as part of compensation arrangements made at their hire, subject to clawback agreements. To offset anticipated near-term future bonus payments at her then-current employer, we agreed to pay Ms. Super a one-time cash hire-on bonus of $1,000,000. If Ms. Super had voluntarily resigned or was terminated for cause within the first 12 months of her employment, she was required to repay the full value of the award. In lieu of participation in our relocation program, Mr. Sekella was paid a one-time cash hire-on bonus of $200,000. If Mr. Sekella had voluntarily resigned or was terminated for cause within the first 12 months of his employment, he was required to repay the full value of the award. If Mr. Sekella voluntarily resigns or is terminated for cause after 12 months but before 24 months of his employment, he is required to repay 50% of the award, or $100,000.

(2) The amounts reported represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of PSUs (at target) and RSUs granted during the fiscal year. The amounts reported do not represent amounts paid to or realized by the NEOs. Assumptions used in the calculation of the stock awards included in this column are included in Note 17 to the consolidated financial statements included in the 2025 Annual Report. The accounting values of the PSUs granted during fiscal 2025, assuming that the highest level of performance conditions will be achieved, are: Ms. Super—$9,919,157; Mr. Sekella—$1,610,246; Ms. McAfee—$2,495,891; Ms. Preis—$1,556,594; and Mr. Boyle—$3,059,482.

(3) The amounts reported represent the aggregate value of the non-equity performance-based incentive compensation paid for the applicable Spring and Fall selling seasons and the annual performance period, including achievement of strategic metric goals based on the full fiscal year, as applicable. Incentive compensation targets are set based on a percentage of base salary and are paid both seasonally and annually based on the achievement of adjusted operating income and net sales results and strategic metrics. Ms. Preis’s target short-term incentive payout was established at the time she joined the Company. She was eligible for a pro-rated payout under the STIP based on her start date relative to the applicable performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

(4) The elements of compensation included in the “All Other Compensation” column for fiscal 2025 are set forth in the table below.

Name	Company Contributions to the Executive’s Qualified and Non- Qualified Retirement Plan Account ($)	Incremental Company Cost to Provide Supplemental Life and Disability Insurance Coverage ($)	Security ($)	Relocation ($)	Other ($)	Total ($)

Hillary Super(a)	14,545	278	440,513	31,537	5,500	492,373
Scott Sekella	—	317	—	—	—	317
Melinda McAfee	23,367	297	—	—	—	23,664
Elizabeth Preis(b)	—	204	—	218,567	—	218,771

Dein Boyle(c)	18,705	334	—	—	80,385	99,424

(a) Security expenses totaled $432,982 for business-related security and $7,531 for personal security. The relocation expenses were incurred pursuant to the Company’s relocation policy related to Ms. Super’s 2024 relocation, as her relocation was completed in the first quarter of 2025. Other amount reflects expense related to Ms. Super’s executive physical.

(b) Relocation amount reflects one-time expenses incurred in connection with Ms. Preis’s relocation pursuant to the Company’s relocation policy.

(c) Other amount reflects cash severance payments made to Mr. Boyle under the terms of his executive severance agreement.

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COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards for Fiscal 2025

The following table provides information relating to plan-based awards and opportunities granted to the NEOs for fiscal 2025.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name/Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)

Hillary Super
Annual Incentive			493,868	2,469,338	4,938,675
PSUs	3/19/2025	3/18/2025				106,550	213,100	426,200		4,959,579
RSUs	3/19/2025	3/18/2025							142,066	3,079,991
Scott Sekella
Annual Incentive			181,125	905,625	1,811,250
PSUs	3/19/2025	3/18/2025				17,297	34,594	69,188		805,123
RSUs(5)	2/3/2025	1/14/2025							21,484	750,006
RSUs(6)	9/2/2025	8/18/2025							11,161	250,006
Melinda McAfee
Annual Incentive			178,250	891,250	1,782,500
PSUs	3/19/2025	3/18/2025				26,811	53,621	107,242		1,247,946
RSUs	3/19/2025	3/18/2025							53,621	1,162,503
Elizabeth Preis
Annual Incentive			119,495	597,477	1,194,953
PSUs(7)	6/2/2025	4/21/2025				17,403	34,806	69,612		810,057
RSUs(7)	6/2/2025	4/21/2025							34,806	725,009

Dein Boyle
Annual Incentive			273,125	1,365,625	2,731,250
PSUs	3/19/2025	3/18/2025				32,865	65,729	131,458		1,529,741
RSUs	3/19/2025	3/18/2025							65,729	1,425,005

(1) “Non-Equity Incentive Plan Awards” represent the threshold, target and maximum opportunities for the fiscal 2025 Spring and Fall seasons, the annual performance period based on the full fiscal year and the strategic metric modifier. The actual amounts earned under this plan are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2) “Equity Incentive Plan Awards” are PSUs granted during the fiscal year pursuant to the 2021 Stock Plan. PSUs are eligible to vest at the end of the three-year performance period, with the number of shares to be awarded determined based on the achievement of (i) 3-year operating income goals and (ii) 3-year relative total shareholder return compared to the S&P 1500 Specialty Retail Index.

(3) “All Other Stock Awards” are RSUs granted during the fiscal year pursuant to the 2021 Stock Plan. Awards vest 30% on the first and second anniversaries of the grant date and 40% on the third anniversary of the grant date.

(4) RSUs and the portion of PSUs based on 3-year operating income results are valued by multiplying the closing price of our common shares on the NYSE on the grant date by the number of units awarded. The portion of PSUs based on 3-year relative total shareholder return compared to the S&P 1500 Specialty Retail Index result is valued using a Monte Carlo simulation valuation model which applies a risk-free interest rate and volatility assumptions. The risk-free interest rate is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release on the grant date with a term corresponding to the length of the remaining performance period. Three years of daily historical stock price data (or full trading history if less) through March 19, 2025, were used to estimate volatility, corresponding to the length of the performance period of the award. The assumed per-share value is 114.7% of the closing stock price on the date of the grant, using a risk-free interest rate of 3.96% and volatility of 37.4%. The accounting values differ from the compensation values of the PSU awards disclosed in the CD&A.

(5) RSUs granted to Mr. Sekella upon his hire as an annual equity award.

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COMPENSATION DISCUSSION AND ANALYSIS

(6) RSUs granted to Mr. Sekella upon his promotion to Chief Financial and Operating Officer.

(7) PSUs and RSUs granted to Ms. Preis upon her hire as an annual equity award.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2025

The table below shows the number of shares underlying exercisable stock options and unvested PSUs and RSUs held by our NEOs on January 31, 2026.

	Option Awards(1)					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)

Hillary Super						308,526	(4)	16,817,752	426,200	(5)	23,232,162
Scott Sekella						32,645	(6)	1,779,479	69,188	(7)	3,771,438
Melinda McAfee						105,224	(8)	5,735,760	248,012	(9)	13,519,134
Elizabeth Preis						34,806	(10)	1,897,275	69,612	(11)	3,794,550

Dein Boyle	3/31/2016	14,221	—	52.74	3/31/2026
	3/16/2021	16,989	—	36.20	12/31/2026
	3/31/2017	7,370	—	28.29	12/31/2026
	3/28/2019	17,207	—	16.78	12/31/2026
	3/21/2018	5,849	—	23.68	12/31/2026
						27,319	(12)	1,489,159	58,067	(13)	3,165,232

(1) Option awards granted prior to our spin-off from L Brands, Inc. (“L Brands”). The number of options represents the adjusted number of outstanding awards. The number of options and exercise price were adjusted in a manner intended to preserve the overall intrinsic value of the converted equity awards by taking into account the relative value of L Brands common stock before the spin-off and the value of VS&Co common stock after the spin-off.

(2) The market value is the product of $54.51, the closing price of our common shares on the NYSE on January 30, 2026 (the last trading date of fiscal 2025), and the number of shares subject to unvested stock awards.

(3) PSUs granted in fiscal 2023 reflect actual percentage achieved of 86% and were paid out three years after the grant date in March 2026. Based on current performance and in accordance with the SEC rules, PSUs granted in fiscal 2024 and fiscal 2025 assume the maximum level of performance. Outstanding PSUs, if earned, will pay out three years after the grant date in March 2027 and March 2028, respectively.

(4) Reflects RSUs that vested or are scheduled to vest as follows: 42,619 shares on March 19, 2026; 71,340 shares on October 7, 2026; 42,620 shares on March 19, 2027; 95,120 shares on October 7, 2027; and 56,827 shares on March 19, 2028.

(5) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 426,000 shares on March 19, 2028.

(6) Reflects RSUs that vested or are scheduled to vest as follows: 6,445 shares on February 3, 2026; 3,348 shares on September 2, 2026; 6,445 shares on February 3, 2027; 3,348 shares on September 2, 2027; 8,594 shares on February 3, 2028; and 4,465 shares on September 2, 2028.

(7) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 69,188 shares on March 19, 2028.

(8) Reflects RSUs that vested or are scheduled to vest as follows: 9,422 shares on March 16, 2026; 34,163 shares on March 19, 2026; 40,190 shares on March 19, 2027; and 21,449 shares on March 19, 2028.

(9) Reflects PSUs that vested or are scheduled to vest, subject to achievement of performance conditions, as follows: 20,256 shares on March 16, 2026 (based on actual performance); 120,514 shares on March 19, 2027; and 107,242 shares on March 19, 2028.

(10) Reflects RSUs that vest as follows: 10,441 shares on June 2, 2026; 10,442 shares on June 2, 2027; and 13,923 shares on June 2, 2028.

(11) Reflects PSUs that vest, subject to achievement of performance conditions, as follows: 69,612 shares on March 19, 2028.

(12) Reflects RSUs that vested as follows: 4,321 shares on March 16, 2026; and 22,998 shares on March 19, 2026.

(13) Reflects PSUs that vested or are scheduled to vest, subject to achievement of performance conditions, as follows: 11,735 shares on March 16, 2026 (based on actual performance) and 46,332 shares on March 19, 2027.

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COMPENSATION DISCUSSION AND ANALYSIS

Option Exercises and Stock Vested for Fiscal 2025

The table below shows stock options that were exercised and PSUs and RSUs that vested during fiscal 2025 for each of our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Hillary Super	—	—	71,340	2,031,050
Scott Sekella	—	—	—	—
Melinda McAfee	—	—	44,134	964,506
Elizabeth Preis	—	—	—	—

Dein Boyle	—	—	17,348	343,764

(1) This column represents shares acquired on vesting of PSUs granted during fiscal 2022 and RSUs granted during fiscal 2022, 2023 and 2024.

Estimated Post-Employment Payments and Benefits

VS&Co has entered into certain agreements with Mses. Super, McAfee and Preis and Mr. Sekella that require VS&Co to provide compensation in the event of a qualifying termination of employment, including a termination following a change in control of VS&Co. In addition, participants in the 2021 Stock Plan receive accelerated vesting of equity awards in the event of termination due to death or upon a “change in control” in the event of the participant’s termination of employment (other than for “cause”) within 24 months of the change in control (commonly referred to as “double-trigger” vesting). However, the HCCC retains discretion to provide additional benefits to NEOs upon termination or resignation if it determines the circumstances so warrant.

The following tables set forth the expected benefits that would be received by each of the NEOs in the event of termination resulting from various scenarios, assuming a termination date of January 31, 2026, and a stock price of $54.51, the price of VS&Co common stock on January 30, 2026 (the last trading day of fiscal 2025). Each scenario relates to the single termination event described and amounts are not cumulative in situations where multiple scenarios may apply. The paragraphs following the table explain the general provisions applicable to each termination or change in control scenario.

Hillary Super

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change in Control ($)

Base Salary	2,454,000	—	606,750	3,681,000
Bonus(2)	2,147,250	1,503,075	1,503,075	7,944,825
Long-Term Incentive Awards(3)	10,116,729	40,049,914	40,049,914	28,433,833
Benefits(4)	26,723	1,500,000	—	26,723
Total	14,744,702	43,052,989	42,159,739	40,086,381

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COMPENSATION DISCUSSION AND ANALYSIS

Scott Sekella

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change in Control ($)

Base Salary	1,650,000	—	506,250	1,650,000
Bonus(2)	825,000	577,500	577,500	816,755
Long-Term Incentive Awards(3)	1,473,024	5,550,917	5,550,917	3,665,198
Benefits(4)	31,628	1,650,000	—	31,628
Total	3,979,652	7,778,417	6,634,667	6,163,581

Melinda McAfee

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change in Control ($)

Base Salary	1,550,000	—	493,750	1,550,000
Bonus(2)	775,000	542,500	542,500	1,904,887
Long-Term Incentive Awards(3)	8,957,356	19,254,894	19,254,894	17,795,716
Benefits(4)	38,480	2,000,000	—	38,480
Total	11,320,836	21,797,394	20,291,144	21,289,083

Elizabeth Preis

	Involuntary Without Cause or Voluntary With Good Reason ($)	Death ($)(1)	Disability ($)	Termination Following Change in Control ($)

Base Salary	1,550,000	—	493,750	1,550,000
Bonus(2)	775,000	542,500	542,500	607,511
Long-Term Incentive Awards(3)	1,173,818	5,691,825	5,691,825	3,794,550
Benefits(4)	21,191	1,550,000	—	21,191
Total	3,520,009	7,784,325	6,728,075	5,973,252

(1) Generally, in the event of an NEO’s death, subject to the achievement of any underlying performance conditions, any time-based vesting conditions are deemed satisfied.

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COMPENSATION DISCUSSION AND ANALYSIS

(2) Bonus amounts assumed at target. Under an ‘‘Involuntary without Cause or Voluntary with Good Reason’’ termination scenario, actual bonus payments would be equal to the bonus payment the NEO would have received if he or she had remained employed with VS&Co for a period of one year after the termination date of January 31, 2026. Under a ‘‘Termination following Change in Control’’ scenario, Ms. Super will receive a bonus payment equal to three times her annual target plus a prorated amount for the season in which her employment is terminated; Mr. Sekella, Ms. McAfee, and Ms. Preis will receive bonus payments equal to the sum of the last four seasonal bonus payments received plus a prorated amount for the season in which his or her employment is terminated.

(3) Reflects the value of unvested RSUs and PSUs that, subject to achievement of pre-established performance conditions, if applicable, would become vested based on the $54.51 fair market value of a share of VS&Co common stock on the last trading day of fiscal year 2025 (January 30, 2026). PSUs are presented in the table using the same payout assumptions as noted in footnote 3 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2025 table.

(4) Includes the continuation of medical and dental benefits or life insurance payment in the event of death.

Ms. Super’s Employment Agreement

Involuntary Termination

Pursuant to Ms. Super’s employment agreement, in the event of a termination of employment by VS&Co other than for “cause” or by the executive for “good reason,” other than within six months preceding or 24 months following a “change in control,” subject to Ms. Super’s execution and nonrevocation of a general waiver and release of claims, she will be entitled to receive:

• Continued payment of her base salary for 24 months following the termination date;

• The incentive compensation she would have received if she had remained an associate of VS&Co for one year following the termination date;

• A pro-rated portion of any outstanding unvested equity awards held by her as of the termination date, vesting according to the original vesting schedule; and

• A lump sum payment in an amount equal to the difference between the total premium for Ms. Super’s COBRA coverage and her applicable contribution amount under the medical and dental plans for such coverage, multiplied by 24 months.

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

• Pro-rated incentive compensation based on actual performance;

• Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and

• PSUs vest on the original vesting date based on actual performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Change in Control

If Ms. Super’s termination of employment occurs within six months preceding or 24 months following a “change in control,” subject to her execution and nonrevocation of a general waiver and release of claims, she will be entitled to receive:

• Continued payment of her base salary for 36 months following the termination date;

• An amount equal to three times her target annual incentive compensation plus a pro-rated amount for the season in which the termination occurred based on actual performance;

• Accelerated vesting of any outstanding unvested equity awards held by her as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels; and

• A lump sum payment in an amount equal to the difference between the total premium for Ms. Super’s COBRA coverage and her applicable contribution amount under the medical and dental plans for such coverage, multiplied by 36 months.

Mr. Sekella and Mses. McAfee and Preis’s Severance Agreements

Involuntary Termination

Pursuant to Mr. Sekella and Mses. McAfee and Preis's severance agreements, in the event of a termination of employment by VS&Co other than for “cause” or by the executive for “good reason,” other than within three months preceding or 24 months following a “change in control,” subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

• Continued payment of the executive’s base salary for 24 months following the termination date;

• The incentive compensation the executive would have received if he or she had remained an associate of VS&Co for one year following the termination date;

• A pro-rated portion of any outstanding unvested equity awards held by the executive as of the termination date, vesting according to the original vesting schedule;

• For Ms. McAfee, for a period of up to 24 months following the termination of employment, the executive and her beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided to the executive prior to the date of her termination of employment or the cash equivalent of company paid premiums for the severance period; and

• For Mr. Sekella and Ms. Preis, a lump sum payment in an amount equal to the difference between the total premium for the executive's COBRA coverage and their applicable contribution amount under the medical and dental plans for such coverage, multiplied by 24 months.

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

• Pro-rated incentive compensation based on actual performance;

• Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and

• PSUs vest on the original vesting date based on actual performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Change in Control

If such termination of the executive’s employment occurs within three months preceding or 24 months following a “change in control,” subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

• Continued payment of the executive’s base salary for 24 months following the termination date;

• An amount equal to the sum of the last four bonus payments plus a prorated amount for the season in which his or her employment is terminated, based on actual performance;

• Accelerated vesting of any outstanding unvested equity awards held by the executive as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels;

• For Ms. McAfee, for a period of 24 months following the termination of employment (or earlier if the executive becomes subsequently employed), the executive and her beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of her termination of employment or the cash equivalent of company paid premiums; and

• For Mr. Sekella and Ms. Preis, a lump sum payment in an amount equal to the difference between the total premium for the executive's COBRA coverage and his or her applicable contribution amount under the medical and dental plans for such coverage, multiplied by 24 months.

Definitions of “Cause” and “Good Reason”

The agreements described above contain customary definitions of “cause” and “good reason.” “Cause” generally means that (i) the NEO was grossly negligent in the performance of his or her duties with the company (other than a failure resulting from the NEO’s incapacity due to physical or mental illness); (ii) the NEO has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (iii) the NEO engaged in misconduct in bad faith which could reasonably be expected to materially harm VS&Co’s business or reputation.

In addition, the NEO has the right to resign for “good reason” in case of certain events. “Good reason” generally means (i) the NEO’s failure to continue in a capacity originally contemplated in the NEO’s agreement; (ii) the assignment to the NEO of any duties materially inconsistent with the NEO’s position, duties, authority, responsibilities or reporting requirements, as set out in his or her agreement; (iii) a material reduction of or a delay in payment of the NEO’s total cash compensation and benefits from those required to be provided; (iv) the failure by VS&Co to obtain the assumption in writing of its obligation to perform the agreement by a successor; or (v) the relocation of the NEO’s principal place of employment from the current location.

Definition of “Change in Control”

A “change in control” will be deemed to have occurred upon the first of any of the following events to occur: (i) the consummation of any sale of stock, merger, consolidation, spin-off or similar transaction following which L Brands no longer directly or indirectly owns at least fifty percent (50%) of the voting securities of VS&Co then outstanding; (ii) any person (other than an “excluded person,” as defined in the applicable agreement) becomes the “beneficial owner” (as defined under Rule 13d-3 of the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of VS&Co common stock then outstanding other than solely as a result of a stock acquisition by VS&Co; provided that a person whose beneficial ownership increases to fifty percent (50%) or more as a result of a stock acquisition by VS&Co which reduces the VS&Co common stock outstanding and proportionately increases the percentage ownership of the remaining stockholders will not be treated as having an acquisition solely as a result of a stock acquisition by VS&Co unless or until that person later becomes the “beneficial owner” of any additional VS&Co common stock at a time that the person is the “beneficial owner” of fifty percent (50%) or more of the combined voting power of the VS&Co common stock then outstanding; (iii) the sale or other disposition of all or substantially all of the assets of VS&Co; or (iv) the consummation of a complete liquidation or dissolution of VS&Co.

No Tax Gross-ups

In the event of a termination following a “change in control,” none of our NEOs are entitled to reimbursement or gross-up for any excise taxes that may be imposed under Section 280G of the Internal Revenue Code.

66	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Boyle’s Departure

Mr. Boyle, our former Chief Operating Officer, departed his position effective as of August 19, 2025, in connection with the elimination of his role. He remained employed by the Company in a non-executive capacity through December 31, 2025. Mr. Boyle's departure entitled him to severance benefits as his departure was considered an involuntary termination without “cause” under the terms of his severance agreement.

The following table sets forth the estimated payments and benefits Mr. Boyle became entitled to receive upon his departure.

	Base Salary(1)	Bonus(2)	Long Term Incentive Awards(3)	Benefits(4)

Dein Boyle	$1,900,000	$2,005,688	$4,654,391	$35,303

(1) Under the terms of his severance agreement, Mr. Boyle was entitled to continued payment of his base salary for 24 months following the termination date.

(2) Represents bonus payments Mr. Boyle would have received if he had remained employed with VS&Co for a period of one year after the termination date. The amounts reported represent the aggregate values of the non-equity performance-based incentive compensation paid for the Fall 2025 season, the 2025 annual performance period, including the strategic modifier, and the Spring 2026 season payout assumed at target. Actual payout for the Spring 2026 season will be based on business performance.

(3) Includes the pro-ration of long-term incentive awards, as follows: 58,067 PSUs and 27,319 RSUs. The market value is the product of $54.51, the closing price of our common shares on the NYSE on January 30, 2026, and the number of shares subject to unvested stock awards. PSUs are valued using the same payout assumptions as noted in footnote 3 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2025 table. Mr. Boyle is eligible for the “vest into retirement” provision of the fiscal 2023 and fiscal 2024 PSU awards. The “vest into retirement” provision applies if a termination of employment occurs more than one year from the grant date, provided the executive has met the 55 years of age and 7 years of service requirements. The fiscal 2023 PSU award vested and settled in March 2026 and the fiscal 2024 PSU award will vest and settle in March 2027 based on VS&Co’s achievement of performance goals for the three-year performance period, as detailed in footnote 13 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2025 table. Pro-rated RSUs awards will vest according to the original vesting schedule, as detailed in footnote 12 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2025 table.

(4) For a period of up to 24 months, Mr. Boyle is entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to his termination.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and SEC rules, the following disclosure provides the ratio of the annual total compensation of Ms. Super, our CEO, to the annual total compensation of our median associate.

For fiscal 2025, the annual total compensation of our median associate, other than the CEO, was $10,578. Ms. Super’s annualized compensation for fiscal 2025 was $14,381,494. Based on this information, the ratio of the annual total compensation of the CEO to the median annual total compensation of all other associates was estimated to be 1,360 to 1.

Our median associate was determined based on cash compensation paid during the fiscal year for all associates active as of the last day of the fiscal year, January 31, 2026, including part-time associates. The annual total compensation was calculated for both Ms. Super and the median associate in accordance with the SEC rules applicable to the Summary Compensation Table.

The SEC rules for identifying the median associate and calculating the pay ratio allow companies to use different methodologies, exclusions, estimates and assumptions that reflect their associate populations and compensation practices. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

VS&Co | 2026 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS

Pay Versus Performance

As required by the Dodd-Frank Act and SEC rules, the following disclosure presents the relationship between executive compensation actually paid (as defined by SEC rules) and the financial performance of VS&Co over the applicable time period.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)($) (Super)	Summary Compensation Table Total for PEO(1) ($) (Waters)	Compensation Actually Paid to PEO(2) ($) (Super)	Compensation Actually Paid to PEO(2) ($) (Waters)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($)	Average Compensation Actually Paid to non-PEO NEOs(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(3) ($)	Net Income ($)	Operating Income(4) ($)

2025	14,381,494	—	43,947,209	—	4,423,932	9,919,898	94	144	189,000,000	271,000,000
2024	8,533,370	12,750,535	11,429,774	6,837,495	3,778,107	4,622,728	62	142	169,000,000	310,000,000
2023	—	10,925,251	—	1,626,259	3,823,312	1,696,135	46	108	116,000,000	246,000,000
2022	—	12,519,912	—	(3,313,155)	4,884,890	2,915,978	67	77	338,000,000	478,000,000
2021	—	12,905,231	—	27,852,235	4,601,134	9,248,185	96	93	646,000,000	870,000,000

(1) Ms. Super was the Principal Executive Officer (“PEO”) during fiscal 2025. Ms. Super began serving as the Principal Executive Officer (“PEO”) on September 9, 2024. Martin Waters was the PEO prior to Ms. Super’s appointment and served as the PEO for fiscal 2023, 2022 and 2021. Non-PEO NEOs include Mr. Sekella, Ms. McAfee, Ms. Preis and Mr. Boyle for fiscal 2025; Mr. Sekella, Mr. Boyle, Ms. McAfee, Timothy Johnson, Christine Rupp and Gregory Unis for fiscal 2024; Mr. Johnson, Ms. McAfee, Ms. Rupp and Mr. Unis for fiscal 2023; Mr. Johnson, Amy Hauk, Ms. Rupp and Mr. Unis for fiscal 2022; and Mr. Johnson, Mr. Boyle, Ms. Hauk, and Mr. Unis for fiscal 2021.

(2) To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

PEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total(a) ($)	Additions to SCT Total(b) ($)	CAP ($)

Hillary Super

2025	1,222,846	1,000,000	3,626,705	492,373	14,381,494	(8,039,570)	37,605,285	43,947,209
2024	481,319	—	1,532,621	769,426	8,533,370	(5,750,004)	8,646,408	11,429,774

Martin Waters

2024	721,154	45,139	3,144,125	548,049	12,750,535	(8,292,068)	2,379,028	6,837,495
2023	1,250,000	—	788,738	35,315	10,925,251	(8,851,198)	(447,794)	1,626,259
2022	1,250,000	1,000,000	788,400	31,097	12,519,912	(9,450,415)	(6,382,652)	(3,313,155)
2021	1,250,000	1,600,000	3,395,700	125,956	12,905,231	(6,500,029)	21,447,033	27,852,235

Average Non-PEO NEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total(a) ($)	Additions to SCT Total(b) ($)	CAP ($)

2025	735,835	25,000	1,409,144	85,544	4,423,932	(2,168,409)	7,664,375	9,919,898
2024	641,710	—	1,312,795	133,948	3,778,107	(1,689,654)	2,534,275	4,622,728
2023	873,656	240,000	439,064	29,836	3,823,312	(2,240,756)	113,579	1,696,135
2022	758,032	375,000	466,226	165,169	4,884,890	(3,119,912)	1,151,000	2,915,978
2021	785,979	950,000	1,731,110	79,702	4,601,134	(1,040,000)	5,687,051	9,248,185

(a) Represents the grant date fair value of equity-based awards granted each year.

68	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(b) Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal 2025, 2024, 2023, 2022 and 2021 is further detailed in the tables below. “FYE” means fiscal year end.

2025	Fair Value of Current Year Equity Awards at FYE(i) ($)	Fair Value of Current Year Equity Awards That Vested in 2025 ($)	Change in Value of Prior Year Awards Unvested at FYE(i) ($)	Change in Value of Prior Year Awards That Vested in 2025(i) ($)	Fair Value of Awards Forfeited in 2025 ($)	Equity Value included in CAP(i) ($)

PEO Super	35,146,909	—	3,021,249	(562,873)	—	37,605,285
Non-PEO NEOs	5,604,779	222,544	2,118,462	(183,337)	(98,072)	7,664,375

2024	Fair Value of Current Year Equity Awards at FYE(i) ($)	Fair Value of Current Year Equity Awards That Vested in 2024 ($)	Change in Value of Prior Year Awards Unvested at FYE(i) ($)	Change in Value of Prior Year Awards That Vested in 2024(i) ($)	Fair Value of Awards Forfeited in 2024 ($)	Equity Value included in CAP(i) ($)

PEO Super	8,646,408	—	—	—	—	8,646,408
PEO Waters	2,628,350	575,920	923,998	(416,125)	(1,333,114)	2,379,028
Non-PEO NEOs	2,574,419	95,481	446,858	(171,023)	(411,461)	2,534,275

2023	Fair Value of Current Year Equity Awards at FYE(i) ($)	Fair Value of Current Year Equity Awards That Vested in 2023 ($)	Change in Value of Prior Year Awards Unvested at FYE(i) ($)	Change in Value of Prior Year Awards That Vested in 2023(i) ($)	Fair Value of Awards Forfeited in 2023 ($)	Equity Value included in CAP(i) ($)

PEO	4,395,585	—	(3,969,929)	(873,450)	—	(447,794)
Non-PEO NEOs	1,512,258	—	(1,006,822)	(391,857)	—	113,579

2022	Fair Value of 2022 Equity Awards at FYE(i) ($)	Fair Value of 2022 Equity Awards That Vested in 2022 ($)	Change in Value of Prior Year Awards Unvested at FYE(i) ($)	Change in Value of Prior Year Awards That Vested in 2022(i) ($)	Fair Value of Awards Forfeited in 2022 ($)	Equity Value included in CAP(i) ($)

PEO	4,435,401	—	(10,211,635)	(606,418)	—	(6,382,652)
Non-PEO NEOs	2,034,300	—	(642,337)	(240,963)	—	1,151,000

2021	Fair Value of 2021 Equity Awards at FYE(i) ($)	Fair Value of 2021 Equity Awards That Vested in 2021 ($)	Change in Value of Prior Year Awards Unvested at FYE(i) ($)	Change in Value of Prior Year Awards That Vested in 2021(i) ($)	Fair Value of Awards Forfeited in 2021 ($)	Equity Value included in CAP(i) ($)

PEO	17,324,891	—	3,395,520	726,622	—	21,447,033
Non-PEO NEOs	3,070,976	—	1,597,970	1,018,106	—	5,687,051

(i) PSU awards assume payout performance in alignment with accruals at each fiscal yearend. Stock option volatility for Black Scholes valuations pre-spinoff from L Brands is based on the historical L Brands volatility measured over a 4.7-year period (expected life at grant date for the most recent options granted by

VS&Co | 2026 PROXY STATEMENT	69

COMPENSATION DISCUSSION AND ANALYSIS

L Brands). Stock option volatility for Black Scholes valuations post-spinoff is based on the average volatility of peers in the S&P 1500 Specialty Retail Index using 10 years of daily historical stock price data due to the limited stock history for VS&Co. Utilizes an expected life of 4.73 years from stock options granted March 16, 2021, adjusted for time elapsed from grant date to measurement date (e.g., period end date or vesting date) and adjusted for the percentage the award is in-the-money or out-of-the-money. One percent (1%) dividend yield used for pre-spinoff measurement dates consistent with the dividend yield from the March 16, 2021 annual grant. Zero percent (0%) dividend yield used for measurement dates post-spinoff due to VS&Co having no history of granting dividends and no plans to grant dividends in the near future. The risk-free rate utilized in the Black Scholes valuations is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release for the respective valuation date with a term corresponding to the expected life for the award at the measurement date.

(3) The Company Total Shareholder Return (“TSR”) and the Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2025 Annual Report pursuant to Item 201(e) of Regulation S-K: the S&P 500 Consumer Discretionary Distribution & Retail Index.

(4) We have selected operating income as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link Compensation Actually Paid to our NEOs to company performance for fiscal 2025.

Pay Versus Performance Comparative Disclosure

As described in more detail in the Compensation Program section in the CD&A, our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those measures are not presented in the table above. Further, VS&Co generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid for a particular year (as computed in accordance with Item 402(v) of Regulation S-K).

In accordance with Item 402(v) of Regulation S-K, provided below are descriptions of the relationships between the information presented in the table above.

Company TSR and Peer Group TSR

The chart below compares VS&Co’s TSR performance to the TSR performance of the S&P 500 Consumer Discretionary Distribution & Retail Index.

70	VS&Co | 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Actually Paid and Certain Financial Measures

The chart below illustrates the relationship between the PEO and average non-PEO NEO’s CAP amounts as compared to the Company TSR, net income and operating income performance. The use of long-term equity compensation is tied directly to our stock price as well as our financial performance.

CAP vs TSR, Net Income & Operating Income

$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0
$(20.0)
CAP (in millions) & TSR
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Net Income & Operating Income (in millions)
2021
2022
2023
2024
2025
$870
$96
$646
$27.9
$9.2
$67
$478
$338
$2.9
$(3.3)
$46
$246
$1.6
$1.7
$116
$62
$310
$11.4
$6.8
$4.6
$169
$94
$43.9
$271
$189
$9.9
$-
PEO CAP Super ($ in millions)
PEO CAP Waters ($ in millions)
Avg-Non PEO NEO Cap ($ in millions)
TSR $
Net Income ($ in millions)
Operating Income ($ in millions)

Pay Versus Performance Tabular List

The three items listed below represent the most important metrics for determining pay in the previous year, as further described in the Short-Term Performance-Based Cash Incentive Compensation and Long-Term Equity Compensation sections in the CD&A. The performance measures in this table are not ranked by relative importance.

Most Important Performance Measures

Operating Income

Relative Total Shareholder Return

Net Sales

VS&Co | 2026 PROXY STATEMENT	71

PROPOSAL TWO: ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Proposal Two:

Advisory Approval of
Compensation of Named
Executive Officers

Section 14A of the Exchange Act requires public companies to provide their stockholders with the opportunity to express their view on the compensation of the company's named executive officers. At our annual meeting of stockholders in 2022, a majority of our stockholders voted, consistent with the recommendation of our Board, to hold an annual stockholder advisory vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote), as required by SEC rules. This annual say-on-pay vote will continue unless our stockholders vote, at our annual meeting of stockholders in 2028, to approve a different frequency of say-on-pay voting. The Board believes that an annual say-on-pay vote allows our stockholders to provide us with timely, direct input on our executive compensation philosophy, policies and practices as disclosed in our annual proxy statement, and is consistent with our practice of frequent engagement with our stockholders on our financial performance, long-term strategy, governance, and other related topics.

At the 2026 Annual Meeting, the Board is asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as described above in the Compensation Discussion and Analysis section of this Proxy Statement by voting “FOR” this proposal. This proposal gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Although the vote on this proposal is advisory and non-binding, the Board and the Human Capital and Compensation Committee will carefully consider the results of this vote and, if there are a significant number of negative votes, will seek to understand the concerns that influenced those votes and address them in making future decisions about our executive compensation program. For additional information on how the Human Capital and Compensation Committee considered the results of the last say-on-pay advisory vote at our 2025 annual meeting of stockholders and other related feedback from stockholders, see the CD&A above under “Stockholder Engagement.”

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

72	VS&Co | 2026 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF SHARES

Beneficial Ownership of
Shares

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2026, unless otherwise noted, by (i) each person known by us to beneficially own more than 5% of our outstanding common stock based on publicly available information as of April 29, 2026, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group.

Except as otherwise noted, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. SEC rules consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power, as well as any securities that person has the right to acquire beneficial ownership of within 60 days, including through exercise of an option or similar right.

Name of Beneficial Owner	Common Stock	Right to Acquire(1)	Total Beneficial Ownership	Percent of Class(2)

5% or More Beneficial Owners

BlackRock, Inc.(3)	10,936,720	—	10,936,720	13.8%

BBRC International Pte Limited(4)	10,310,631	—	10,310,631	13.0%

Vanguard Portfolio Management(5)	4,707,006	—	4,707,006	5.9%

Directors and Named Executive Officers

Irene Chang Britt	27,111	—	27,111	*

Sarah Davis	26,616	—	26,616	*

Jacqueline Hernández	26,616	—	26,616	*

Donna James	63,097	—	63,097	*

Rod Little	21,572	—	21,572	*

David McCreight	10,550	—	10,550	*

Mariam Naficy	22,047	—	22,047	*

Lauren Peters	27,111	—	27,111	*

Anne Sheehan	30,052	—	30,052	*

Hillary Super	51,620	—	51,620	*

Scott Sekella	4,384	—	4,384	*

Melinda McAfee	92,632	—	92,632	*

Elizabeth Preis	—	10,442	10,442	*

Dein Boyle(6)	58,700	—	58,700	*

Current directors and executive officers as a group (13 persons)(7)	403,408	10,442	413,850	*

* Represents less than 1% of our outstanding common stock.

(1) Includes (i) shares subject to options that are or may become exercisable within 60 days of April 15, 2026 and (ii) shares underlying unvested restricted stock units that are scheduled to vest within 60 days of April 15, 2026.

(2) Percent is based on 79,425,668 shares outstanding as of April 15, 2026, and any shares that each such director or named executive officer has the right to acquire within 60 days of April 15, 2026.

(3) Based solely on information set forth in the Schedule 13G/A filed July 17, 2025 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 10,782,295 shares and sole dispositive power over 10,936,720 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(4) Based solely on information set forth in the Schedule 13D/A filed November 4, 2025 by BBFIT Investments Pte Ltd (“BBFIT”), The BB Family International Trust (the “BB Trust”), BBRC International Pte Limited (“BBRC”), and Brett Blundy (“Mr. Blundy,” and collectively with BBFIT, the BB Trust, and BBRC, the “BBRC Reporting Persons”). BBFIT reported shared voting power and shared dispositive power over 10,310,531 shares and each of the BB Trust, BBRC and Mr. Blundy reported shared voting power and shared dispositive power over 10,310,631 shares. The address of the principal office of each of the BBRC Reporting Persons is 3 Phillip Street #11-01,

VS&Co | 2026 PROXY STATEMENT	73

BENEFICIAL OWNERSHIP OF SHARES

Royal Group Building, Singapore 048693. BBRC, as trustee of the BB Trust, may be deemed to beneficially own the shares owned by BBFIT and the BB Trust, together with the shares it beneficially owns directly, and Mr. Blundy, as director and sole shareholder of BBRC, may be deemed to beneficially own the shares owned by BBFIT and the BB Trust. Each of the BBRC Reporting Persons disclaimed beneficial ownership of any shares that he or it does not directly own.

(5) Based solely on information set forth in the Schedule 13G filed April 29, 2026 by Vanguard Portfolio Management ("Vanguard"). Vanguard reported sole voting power over 58,197 shares and sole dispositive power over 4,707,006 shares. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

(6) The beneficial ownership information presented for Dein Boyle is based on information in the Company’s records as of his last day serving as an executive officer of the Company, as he is no longer required to file reports of changes in ownership of our common stock with the SEC following such date. As discussed earlier in this Proxy Statement, Dein Boyle was not employed by the Company as of April 15, 2026.

(7) Excludes Dein Boyle, who is a former executive officer.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and stockholders owning more than 10% of our outstanding common stock (“reporting persons”) to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to provide us with copies of those forms. To our knowledge, based solely on review of the Section 16(a) forms received by us and written certifications provided to us, we believe that all reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2025 were timely filed, other than (i) the Forms 4 filed on March 25, 2025 by each of Ms. Super, Ms. McAfee and Mr. Boyle to report grants of equity compensation and stock withholding transactions that occurred on March 19, 2025, which were filed two days late due to administrative error, and (ii) the Form 4 filed on September 5, 2025 by Mr. Sekella to report a grant of equity compensation that occurred on September 2, 2025, which was filed one day late due to administrative error.

74	VS&Co | 2026 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

Audit Committee Matters

Report of the Audit Committee

The Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of VS&Co’s financial statements, (ii) VS&Co’s compliance with certain legal and regulatory requirements, (iii) the qualifications, independence and performance of VS&Co’s independent registered public accounting firm (the “independent auditors”), and (iv) the performance of VS&Co’s internal audit function, as set forth and required by our written charter.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that VS&Co’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing VS&Co’s policies and practices with respect to enterprise risk assessment and management, it is the responsibility of management to determine the appropriate level of VS&Co’s exposure to risk.

We reviewed and discussed VS&Co’s audited financial statements as of and for the year ended January 31, 2026 and met with management and the independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations.

We discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. VS&Co’s independent auditors provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and we discussed with the independent auditors their independence from VS&Co. We considered whether the provision of non-audit services to VS&Co by the independent auditors is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee Charter, we recommended to the Board that VS&Co’s audited financial statements be included in its 2025 Annual Report for filing with the SEC.

We have appointed Ernst & Young LLP as VS&Co’s independent registered public accounting firm for fiscal year 2026.

Audit Committee

Sarah Davis, Chair
Irene Chang Britt
Donna James
David McCreight
Lauren Peters

VS&Co | 2026 PROXY STATEMENT	75

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Ernst & Young LLP served as VS&Co’s independent registered public accounting firm for fiscal 2025 and in that capacity performed an audit of, and rendered an opinion on, the financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Ernst & Young LLP has been VS&Co’s independent registered public accounting firm since our spin-off from L Brands in 2021. On March 17, 2026, the Audit Committee approved the engagement of Ernst & Young LLP to serve as our independent registered public accounting firm and to perform the audit of our financial statements and internal control over financial reporting for the fiscal year ending January 30, 2027.

Although ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law or our governing documents, the Board is submitting the appointment of Ernst & Young LLP as our independent registered public accounting firm to our stockholders for ratification because we value our stockholders’ views on this matter. Representatives of Ernst & Young LLP are expected to be present at the 2026 Annual Meeting to respond to relevant questions from stockholders and will have an opportunity to make a statement if they so choose. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons behind the rejection and reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of VS&Co and its stockholders.

Evaluation of Independent Registered Public Accounting Firm

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and, when appropriate, terminate and replace the Company’s independent registered public accounting firm. The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor on an annual basis and presents its conclusions to the full Board. As part of the Audit Committee’s annual evaluation of Ernst & Young LLP and consideration of whether to reappoint Ernst & Young LLP as the independent auditor for fiscal 2026, the Audit Committee considered, among other factors:

• Whether the reappointment of Ernst & Young LLP as independent auditor is in the best interests of VS&Co and its stockholders

▪ The quality of audit services provided by the independent auditor, including the honesty and completeness of communications and interactions with the Audit Committee

▪ The appropriateness of the independent auditor’s fees relative to the quality and efficiency of audit services provided

▪ The independent auditor’s internal quality-control procedures

▪ Any material issues raised by the most recent internal quality-control review or peer review

• Any inquiry or investigation of the independent auditor by governmental or professional authorities, including the PCAOB

▪ An evaluation of the lead audit partner and other senior members of the independent auditor team, including their professional qualifications, independent judgment and integrity

▪ Rotation of the lead audit partner and other audit engagement team members

▪ The opinion of management and the internal auditors of the independent auditor’s qualifications, performance and independence

76	VS&Co | 2026 PROXY STATEMENT

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

After considering the results of the evaluation of the independent auditor, the Audit Committee appointed Ernst & Young LLP to serve as VS&Co’s independent registered public accounting firm for the current fiscal year.

Fees of Independent Registered Public Accounting Firm

The Audit Committee is responsible for overseeing the compensation of the independent auditors. The Audit Committee must pre-approve all audit and non-audit services, including the fees and terms of such services, to be provided by Ernst & Young LLP in a given fiscal year. The following disclosures summarize the aggregate fees, including related expenses, for professional services provided by Ernst & Young LLP during fiscal 2025 and 2024. Ernst & Young LLP served as VS&Co’s independent registered public accounting firm during both of those years.

Audit Fees

The aggregate audit fees payable to Ernst & Young LLP by VS&Co for fiscal 2025 and 2024 were approximately $5,269,000 and $4,845,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements, as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal control over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

Audit Related Fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated financial statements for fiscal 2025 and 2024 were approximately $185,000 and $363,000, respectively. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include audits of employee benefit plans and other attest engagements.

Tax Fees

The aggregate fees for tax related services rendered by Ernst & Young LLP for fiscal 2025 and 2024 were approximately $115,000 and $103,000, respectively. Tax fees include tax compliance and advisory services.

All Other Fees

No fees for other services were paid to Ernst & Young LLP for fiscal 2025 and 2024.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026.

VS&Co | 2026 PROXY STATEMENT	77

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholder Proposals for the 2027 Annual Meeting

Requirements for Stockholder Nominations and Proposals

If a stockholder intends to present a proposal at the 2027 annual meeting of stockholders and desires to have us include that proposal in our proxy statement and form of proxy for that meeting under Rule 14a-8 of the Exchange Act, then the stockholder must submit the proposal in writing and in a manner to ensure that we receive the proposal at our principal executive offices by January 1, 2027. For additional information, see “Proxy Access” below.

If a stockholder wants to nominate a person for election as director or propose other business to be considered at an annual meeting of stockholders (but not for inclusion in our proxy materials), the stockholder must follow procedures outlined in our Bylaws. Our Bylaws provide that stockholders of record are able to nominate persons for election as a director or submit other proposals constituting a proper matter for stockholder action only by providing proper written notice to our Corporate Secretary at our principal executive offices. Proper notice generally must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. To be considered timely for the 2027 annual meeting of stockholders, proper notice must be delivered no earlier than February 11, 2027 and no later than March 13, 2027. However, if the date of the 2027 annual meeting is advanced by more than 30 days prior to the first anniversary date of the 2026 Annual Meeting or delayed more than 90 days after such anniversary, then to be timely, proper notice must be received by us no earlier than 120 days prior to the date of the annual meeting and no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which announcement of the date of the meeting was first made. The notice must include, among other information, the name and address of the stockholder giving the notice, information about the stockholder’s ownership of VS&Co common stock, certain information relating to each person whom the stockholder proposes to nominate for election as a director, a brief description of any business the stockholder proposes to bring before the meeting and the reasons for bringing such proposal. Any nomination or other proposal must be submitted in writing and also meet the other requirements of our Bylaws and Delaware law, and any other applicable SEC rules. In addition to satisfying the requirements under our Bylaws, including the notice deadlines set forth above and therein, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Stockholder nominations and proposals must be delivered to our principal executive offices, addressed to: Victoria’s Secret & Co., Attn: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068.

Proxy Access

Under our Bylaws, up to 20 stockholders owning 3% or more of VS&Co’s outstanding common stock continuously for at least three years may nominate the greater of two directors or up to 20% of the Board and include those nominees in our proxy materials provided they satisfy the requirements set forth therein. To be timely, proper notice of director nominations by stockholders that are to be included in our proxy materials must be received at our principal executive offices, addressed to: Victoria’s Secret & Co., Attn: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068, not less than 120 days nor more than 150 days prior to the first anniversary of the date that the proxy statement was first distributed to stockholders for the immediately preceding annual meeting of stockholders. For the annual stockholder meeting in 2027, the first anniversary of the date that the proxy statement for the 2026 Annual Meeting was distributed to stockholders is May 1, 2027. Accordingly, proper notice for this purpose must be delivered to us at our principal executive offices no earlier than December 2, 2026 and no later than January 1, 2027.

78	VS&Co | 2026 PROXY STATEMENT

QUESTIONS AND ANSWERS

Questions and Answers

When is the 2026 Annual Meeting?

The 2026 Annual Meeting will be held virtually, via live audio webcast, on Thursday, June 11, 2026, at 8:30 a.m. Eastern Time.

How can I attend the 2026 Annual Meeting?

In an effort to encourage all of our stockholders to attend the 2026 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2026 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2026 Annual Meeting in person.

To participate in the 2026 Annual Meeting, please visit www.proxydocs.com/VSCO.

If you are a stockholder of record, in order to attend the 2026 Annual Meeting, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice of Internet Availability of Proxy Materials or your proxy card. Once you complete your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

If you are a beneficial owner of shares (that is, you hold your shares through a bank, broker, or other nominee in “street name”), you may use the control number given by your bank, broker or other nominee to register to attend the meeting in advance at www.proxydocs.com/VSCO. Once you complete your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and submit questions during the meeting. To vote, you may be required to obtain a legal proxy and you must follow the instructions you receive from your bank, broker, or other nominee as well as the instructions you receive via email after registering for the meeting.

How can I request technical assistance during the 2026 Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast. Please be sure to log into the meeting at least 15 minutes prior to the start of the meeting so that any technical difficulties can be addressed before the meeting begins. Technical assistance will be available on the day of the meeting to anyone that is registered to attend the meeting. Instructions on how to access technical support will be provided in the confirmation email a stockholder receives after registering for the meeting.

How can I ask a question at the 2026 Annual Meeting?

Stockholders can submit questions either before or during the meeting. Stockholders can submit questions in advance when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using the 12 digit control number found on their Notice of Internet Availability of Proxy Materials or proxy card (or in the case of beneficial or “street name” stockholders, the control number given to them by their bank, broker or other nominee). Stockholders can submit questions during the meeting using the meeting portal. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2026 Annual Meeting is adjourned, we will hold a live audio webcast questions and answers (“Q&A”) session and address questions and comments of a general nature. During the Q&A session, we intend to answer questions as they come in and address those asked in advance, to the extent time permits. This Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal.

VS&Co | 2026 PROXY STATEMENT	79

QUESTIONS AND ANSWERS

Who may vote at the 2026 Annual Meeting?

Only holders of record of VS&Co common stock at the close of business on April 15, 2026, the record date of the 2026 Annual Meeting, are entitled to notice of, and to vote at, the 2026 Annual Meeting and any adjournments or postponements thereof. As of April 15, 2026, 79,425,668 shares of VS&Co common stock were outstanding. Holders of our common stock are entitled to one vote per share.

What constitutes a quorum?

The transaction of business at any meeting of stockholders cannot occur unless a quorum is present. At the 2026 Annual Meeting, the presence in person or by proxy of stockholders holding at least one-third of the outstanding shares of VS&Co common stock will constitute a quorum.

If the 2026 Annual Meeting cannot be organized because a quorum is not present, a majority of the stockholders present in person or by proxy or the chair of the meeting may adjourn the meeting to such other date and time (but not more than 30 days after the previously adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the date, time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

In order to reduce the expense and environmental impact of mailing proxy materials, we have elected to use the SEC’s Notice and Access model, which allows us to make the Proxy Statement, our 2025 Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. On or about May 1, 2026, we mailed to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain access, free of charge, to our proxy materials and how to request a printed copy of our proxy materials. The Proxy Statement, our 2025 Annual Report, and the Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

If you receive a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like to receive a printed copy of the proxy materials by mail, please follow the instructions for requesting such materials included in the Notice.

How does the Board recommend I vote on these proposals?

The Board unanimously recommends a vote:

• FOR the election of the ten nominees for director presented in this Proxy Statement • FOR the approval, on an advisory basis, of the compensation of our named executive officers	• FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026

If you submit a properly executed proxy without giving voting instructions, your shares will be voted according to the Board's recommendations.

As of the date of this Proxy Statement, we do not know of any other matters that will be considered at the 2026 Annual Meeting other than those described in this Proxy Statement. If any matter other than the proposals described in this Proxy Statement is properly presented at the 2026 Annual Meeting, by submitting your proxy for the 2026 Annual Meeting, you instruct the Board-designated proxy holders to vote your shares in their discretion in accordance with the Board's recommendations.

80	VS&Co | 2026 PROXY STATEMENT

QUESTIONS AND ANSWERS

How do I vote my shares?

Stockholders are encouraged to vote their shares in advance of the 2026 Annual Meeting, even if they plan on attending the virtual meeting. Please read the Proxy Statement and vote right away.

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (in other words, you are a “stockholder of record”), you can vote using any of the following methods:

• by Internet at www.proxydocs.com/VSCO • by telephone at 1-866-977-5067	• by mail by requesting a printed set of proxy materials and then completing, signing, and returning the proxy card you receive in response to your request

If your shares are registered in the name of your bank, broker, or other nominee (in other words, you are a “beneficial stockholder”), you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Can I change or revoke my proxy?

Yes. All proxies delivered pursuant to this Proxy Statement are revocable at any time before they are voted. If you are a stockholder of record, you can revoke your proxy by mailing written notice of revocation to: Victoria's Secret & Co., Attn: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068. You may also change or revoke your proxy by submitting a properly executed proxy bearing a later date or by attending the virtual meeting and voting online during the meeting. If you are a beneficial stockholder, you may revoke your proxy by submitting new voting instructions to your bank, broker, or other nominee or, if you have obtained legal proxy from your bank, broker, or other nominee, by attending the virtual meeting and voting online during the meeting. If you are revoking your proxy by sending a notice of revocation or new proxy card or voting instruction form, you should ensure that you send your notice of revocation or new proxy card or voting instruction form in sufficient time for it to be received prior to the taking of the vote at the 2026 Annual Meeting.

What vote is required to approve each proposal?

Proposal		Voting Options	Vote Required for Approval	Is Broker Discretionary Voting Allowed?

1.	Election of Ten Directors	“FOR,” “AGAINST,” or “ABSTAIN” for each nominee	Majority of votes cast for each nominee	No

2.	Advisory Vote on Executive Compensation	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	No

3.	Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	Yes

Abstentions and broker non-votes do not count as votes cast, and therefore will have no effect on vote outcomes.

The vote to approve the compensation of our named executive officers is advisory in nature and non-binding. The Board and the Human Capital and Compensation Committee will carefully consider the voting results on this proposal and, if there are a significant number of negative votes, seek to understand the concerns that influenced those votes and address them in future decisions about our executive compensation program.

VS&Co | 2026 PROXY STATEMENT	81

QUESTIONS AND ANSWERS

Who bears the costs of this solicitation?

All expenses incurred in connection with the solicitation of proxies for the 2026 Annual Meeting will be borne by VS&Co. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding our proxy materials to beneficial stockholders.

We may solicit proxies by mail, telephone, electronic means, and personal contact by our directors, officers, and associates, who will not receive additional compensation for these services.

Who will count the votes?

Representatives of Mediant Communications Inc. will tabulate the votes and act as inspectors of election for the 2026 Annual Meeting.

When and where will the voting results be published?

The official results of the voting at the 2026 Annual Meeting will be available on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting.

82	VS&Co | 2026 PROXY STATEMENT

APPENDIX A

Appendix A

Non-GAAP Financial Measures

In addition to our results provided in accordance with GAAP, this Proxy Statement provides non-GAAP financial measures that present gross profit, general, administrative, and store operating expenses, operating income, net income per diluted share and free cash flow in fiscal 2025 and fiscal 2024 on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measure to each non-GAAP financial measure.

VICTORIA’S SECRET & CO.

NON-GAAP FINANCIAL INFORMATION

(Unaudited)

(In millions except per share amounts)

	Fiscal Year
	2025	2024

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
Net Cash Provided by Operating Activities	$499	$425
Capital Expenditures	(187)	(178)
Free Cash Flow	312	247
Interchange Fees Net Settlement	(69)	–
Payments Related to Acquisition of Adore Me	1	39
Adjusted Free Cash Flow	$244	$286
Reconciliation of Reported to Adjusted Gross Profit
Reported Gross Profit—GAAP	$2,384	$2,284
% Net Sales	36.4%	36.7%
Adore Me Long-Lived Assets Impairment (a)	4	–
Adore Me and DailyLook Fulfillment Center Restructuring (c)	36	–
Organizational Restructuring and Other One-time Items (f)	3	–
Equity Method Investment Impairment and Related Charges (h)	–	22
Adjusted Gross Profit	$2,427	$2,306
% Net Sales	37.0%	37.0%

VS&Co | 2026 PROXY STATEMENT	A-1

APPENDIX A

	Fiscal Year
	2025	2024

Reconciliation of Reported to Adjusted General, Administrative and Store Operating Expenses
Reported General, Administrative and Store Operating Expenses—GAAP	$2,113	$1,974
% Net Sales	32.3%	31.7%
Adore Me Long-Lived Assets Impairment (a)	(116)	–
Interchange Fee Settlement (b)	69	–
Amortization of Intangible Assets (e)	(19)	(25)
Organizational Restructuring and Other One-time Items (f)	(17)	(13)
Adore Me Acquisition-related Items (g)	(6)	(4)
Adjusted General, Administrative and Store Operating Expenses	$2,024	$1,933
% Net Sales	30.9%	31.0%
Reconciliation of Reported to Adjusted Operating Income
Reported Operating Income—GAAP	$271	$310
% Net Sales	4.1%	5.0%
Adore Me Long-Lived Assets Impairment (a)	120	–
Interchange Fee Settlement (b)	(69)	–
Adore Me and DailyLook Fulfillment Center Restructuring (c)	36	–
Amortization of Intangible Assets (e)	19	25
Organizational Restructuring and Other One-time Items (f)	20	13
Adore Me Acquisition-related Items (g)	6	4
Equity Method Investment Impairment and Related Charges (h)	–	22
Adjusted Operating Income	$403	$373
% Net Sales	6.1%	6.0%
Reconciliation of Reported to Adjusted Net Income Attributable to Victoria’s Secret & Co.
Reported Net Income Attributable to Victoria’s Secret & Co.—GAAP	$161	$165
Adore Me Long-Lived Assets Impairment (a)	120	–
Interchange Fee Settlement (b)	(69)	–
Adore Me and DailyLook Fulfillment Center Restructuring (c)	36	–
China Deferred Tax Asset Valuation Reserve Release (d)	12	–
Amortization of Intangible Assets (e)	19	25
Organizational Restructuring and Other One-time Items (f)	20	13
Adore Me Acquisition-related Items (g)	6	9
Equity Method Investment Impairment and Related Charges (h)	–	22
Tax Effect of Adjusted Items	(55)	(16)
Adjusted Net Income Attributable to Victoria’s Secret & Co.	$250	$218

A-2	VS&Co | 2026 PROXY STATEMENT

APPENDIX A

	Fiscal Year
	2025	2024

Reconciliation of Reported to Adjusted Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.
Reported Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.—GAAP	$1.93	$2.05
Adore Me Long-Lived Assets Impairment (a)	1.08	–
Interchange Fee Settlement (b)	(0.62)	–
Adore Me and DailyLook Fulfillment Center Restructuring (c)	0.33	–
China Deferred Tax Asset Valuation Reserve Release (d)	(0.14)	–
Amortization of Intangible Assets (e)	0.17	0.23
Organizational Restructuring and Other One-time Items (f)	0.19	0.13
Adore Me Acquisition-related Items (g)	0.07	0.08
Equity Method Investment Impairment and Related Charges (h)	–	0.21
Adjusted Net Income Per Diluted Share Attributable to Victoria’s Secret & Co.	$3.00	$2.69

Adjusted results exclude the following items:

(a) In 2025, we recognized pre-tax expense of $120 million ($90 million after-tax), $116 million included in general, administrative and store operating expense and $4 million included in buying and occupancy expense, related to the impairment of certain Adore Me long-lived tangible and intangible assets.

(b) In 2025, we recognized a pre-tax gain, net of related administrative expenses, of $69 million ($52 million after-tax) in general, administrative and store operating expense, related to the resolution of a credit card interchange fee litigation matter in which we were a plaintiff.

(c) In 2025, we recognized a pre-tax charge of $36 million ($28 million after-tax), included in costs of goods sold, buying and occupancy expense, related to inventory reserves and severance expense as a result of unique operational disruptions that led to the restructuring of our Adore Me and DailyLook fulfillment operations.

(d) In 2025, we recognized a tax benefit of $24 million ($12 million net of $12 million net income attributable to noncontrolling interest) related to the full release of our valuation allowance on the deferred tax assets of our consolidated joint venture in China.

(e) In 2025 and 2024, we recognized amortization expense of $19 million and $25 million ($14 million and $19 million after-tax, respectively) in general, administrative and store operating expense, related to our definite-lived intangible assets.

(f) In 2025, we recognized pre-tax charges of $20 million ($16 million after-tax), $17 million included in general, administrative and store operating expense and $3 million included in buying and occupancy expense, related to activities to continue to restructure our executive leadership team and organizational structure, as well as net expense related to other one-time items. In 2024, we recognized a pre-tax charge of $13 million ($11 million after-tax) in general, administrative and store operating expense related to the appointment of a new CEO and the elimination of two executive officer roles to restructure our executive leadership team.

(g) In 2025, we recognized pre-tax expense of $6 million ($5 million after-tax) included in general, administrative and store operating expense related to the financial impact of purchase accounting items and professional service costs related to the acquisition of Adore Me. In 2024, we recognized pre-tax expense of $9 million ($6 million after-tax), expense of $4 million included in general, administrative and store operating expense and interest expense of $5 million, related to the financial impact of purchase accounting items related to the acquisition of Adore Me.

(h) In 2024, we recognized pre-tax expense of $22 million ($17 million after-tax) in costs of goods sold, buying and occupancy expense related to impairment and other charges for certain of our equity method investments.

Shareholder Returns Data Source

The shareholder returns data in the Letter from the Chair of our Board is sourced from FactSet as of April 15, 2026, measured against price at close on unaffected date of August 13, 2024, the date before the public announcement of Ms. Super’s appointment. Analyst peer group includes peers that at least one analyst references in research reports (from June, 2025) and is comprised of Abercrombie & Fitch, American Eagle, Gap, Urban Outfitters, Levi, Buckle, Carter’s, Torrid, Lululemon, Aritzia, Bath & Body Works, Capri, Dillard’s, Genesco, J.Jill, Kohl’s, Macy’s, The Children’s Place, Tilly’s, Tapestry, Zumiez, H&M, Industria de Diseno Textil and Vera Bradley.

VS&Co | 2026 PROXY STATEMENT	A-3

VICTORIA’A SECRET & CO. P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Victoria’s Secret & Co. Annual Meeting of Stockholders For Stockholders of Record as of April 15, 2026 Thursday, June 11, 2026 8:30 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/VSCO for more details Internet: www.proxypush.com/VSCO Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-977-5067 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/VSCO YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Eastern Time, June 11, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Scott Sekella & Melinda McAfee (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Victoria’s Secret & Co. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

VICTORIA’A SECRET & CO. Victoria’s Secret & Co. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect ten directors to serve until the 2027 annual meeting of stockholders; 1.01 Donna James FOR 1.02 Irene Chang Britt FOR 1.03 Sarah Davis FOR 1.04 Jacqueline Hernández FOR 1.05 Rod Little FOR 1.06 David McCreight FOR 1.07 Mariam Naficy FOR 1.08 Lauren Peters FOR 1.09 Anne Sheehan FOR 1.10 Hillary Super FOR FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. To approve, on an advisory basis, the compensation of our named executive officers; FOR 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026; and FOR 4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof You must register to attend the meeting online and/or participate at www.proxydocs.com/VSCO Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date